UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

First Bancorp
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Broad Street
Southern Pines, North Carolina 28387
Telephone (910) 246-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 2, 2024
To Our Shareholders:
The annual meeting of shareholders (the “Annual Meeting”) of First Bancorp (the “Company”) will be held at 1:30 p.m. ET on Thursday, May 2, 2024 at the Main Office of First Bank, located at 300 SW Broad Street, Southern Pines, North Carolina 28387, for the purpose of considering and acting on the following matters:
1.To elect 15 nominees to the Board of Directors to serve until the 2025 annual meeting of shareholders or until their successors are elected and qualified.
2.To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2024.
3.To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying Proxy Statement (“Say on Pay”).
4.To approve the First Bancorp 2024 Equity Plan.
5.Such other business as may properly come before the Annual Meeting and any adjournment thereof.
Only shareholders of record as of the close of business on March 8, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. We first mailed the Notice of Internet Availability of Proxy Materials to our shareholders on or about March 22, 2024.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 2, 2024: This Notice, the Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.
The Proxy Statement accompanying this Notice sets forth further information concerning the proposals to be considered at the Annual Meeting. You are urged to study this information carefully. The 2023 Annual Report on Form 10-K includes the Company’s financial statements and other required disclosures, but does not constitute proxy solicitation material.
By Order of the Board of Directors
Elizabeth B. Bostian
Executive Vice President
Chief Financial Officer
March 20, 2024

300 SW Broad Street
Southern Pines, North Carolina 28387
Telephone (910) 246-2500

PROXY STATEMENT
Introduction. This Proxy Statement is furnished to the shareholders (“shareholders,” “you,” or “your”) of First Bancorp (the “Company,” “us,” “we,” or “our”) by our Board of Directors (hereinafter sometimes referred to as the “Board”) in connection with its solicitation of proxies for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Thursday, May 2, 2024, at 1:30 p.m. ET, at the Main Office of First Bank, 300 SW Broad Street, Southern Pines, North Carolina 28387, and at any adjournment thereof.
Action will be taken at the Annual Meeting on the items described in the Notice of Annual Meeting and on any other business that properly comes before the Annual Meeting.
The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by mail or by telephone. Employees will not receive additional compensation for the solicitation of proxies. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse their related costs.
Internet Availability of Proxy Materials. We are providing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 22, 2024, we mailed a Notice of Internet Availability of Proxy Materials (“Internet Notice”) to certain of our shareholders. The Internet Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Internet Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
Proxy Card. The Board has designated Richard H. Moore and Elizabeth B. Bostian, Executive Vice President and Chief Financial Officer, to serve as the proxy holders (the “Proxy Holders”) for the Annual Meeting. As Proxy Holders, they will vote the shares represented by proxies at the Annual Meeting. If you sign, date and return your Proxy Card but do not specify how to vote your shares, the Proxy Holders will vote FOR the election of all of the Director nominees, FOR ratification of BDO USA, LLP as the Company’s independent auditors, FOR approval of the advisory vote on the compensation of our named executive officers, and FOR approval of the First Bancorp 2024 Equity Plan. The Proxy Holders also will have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Annual Meeting.
Quorum, Shares Outstanding and Record Date. A quorum, which is a majority of the total shares outstanding as of the record date, must be present at the Annual Meeting in person or by proxy. On March 8, 2024 (the “Record Date”), a total of 41,134,360 shares of our common stock were outstanding. We also count abstentions and broker non-votes, which we describe below, as shares present or represented at the Annual Meeting for the purpose of determining whether a quorum exists. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting held within 120 days of the original meeting date at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
Vote Required. Each share is entitled to one vote, except in the election of directors where a shareholder may cumulate votes as to nominees, but only when a shareholder gives notice of intent to cumulate votes prior to the voting on nominees for election at the Annual Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. This Proxy Statement solicits the discretionary authority to cumulate votes and allocate them in the Proxy Holders’ discretion if any shareholder requests cumulative voting. Directors will be elected by the affirmative vote of the majority of votes cast, with a plurality vote standard for a contested director election, i.e. when the number of director nominees exceeds the number of Board seats for which elections are being held. If your Proxy Card is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum and voted for the other nominees, but they will not be voted for the election of that nominee. If you attend the Annual Meeting and have already voted, you must vote in person in order to rescind your previous vote. The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (“Say on Pay”) and the proposal to approve the First Bancorp 2024 Equity Plan each requires approval by an affirmative vote of a majority of the votes cast on such proposal. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditors also requires approval by an affirmative vote of a majority of the votes cast on such proposal. If your Proxy Card is marked “Abstain” on a proposal, your shares will not be counted as votes cast on that proposal.
Effect of Abstentions and Broker Non-Votes. Broker non-votes and the shares of a shareholder whose Proxy Card on any or all proposals is marked as “Abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial holder of shares held by a broker, bank or other holder of record (a “nominee”), you may instruct your nominee how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the Annual Meeting, you must obtain a proxy from your nominee. Because directors will be elected by an affirmative vote of the majority of shares cast (or by a plurality of votes in a contested election) and the “Say on Pay” proposal, the proposal to approve the First Bancorp 2024 Equity Plan and the ratification of the appointment of our independent auditors each requires approval by a majority of the votes cast, votes withheld, abstentions and broker non-votes will have no effect in the election of directors or the approvals of those proposals.
Your vote is very important and we hope that you will attend the Annual Meeting either in person or remotely. However, whether or not you plan to attend the Annual Meeting, please vote by proxy.
Registered Holders. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Limited, you are considered a registered holder of those shares. Please vote by proxy in accordance with the instructions on your Proxy Card or the instructions contained in the Internet Notice.
A registered holder can vote in one of the following ways:
•Via the Internet. Go to the website noted on your Proxy Card in order to vote via the Internet. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote. When voting via the Internet, you do not need to return your Proxy Card.
•By Telephone. Call the toll-free telephone number indicated on your Proxy Card and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day. When voting by telephone, you do not need to return your Proxy Card.
•By Mail. Mark your Proxy Card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the Proxy Statement, you will not be receiving a Proxy Card and must vote via the Internet or by telephone.
•In Person. You may vote your shares at the Annual Meeting if you attend in person even if you previously submitted a Proxy Card or voted via the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, however, we strongly encourage you to vote your shares by proxy before the Annual Meeting.
Beneficial Shareholders. If your shares are held by a nominee, you are not a registered holder, but rather are considered a beneficial holder of those shares. Your nominee will send you instructions on how to vote your shares. If you are a beneficial holder, you must obtain a proxy, executed in your favor, from your nominee to be able to vote in person at the Annual Meeting.
Voting Deadlines. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., ET, on May 1, 2024. For shareholders who hold their shares in a brokerage account, please refer to the deadlines established by the broker. For shareholders in our 401(k) plan, the Internet and telephone voting facilities will close at 11:59 p.m., ET, on April 30, 2024.
Revocation of Proxy. Registered holders who vote by proxy, whether by telephone, Internet or mail, may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Annual Meeting or sending a notice of revocation to the Corporate Secretary of First Bancorp at 300 SW Broad Street, Southern Pines, NC 28387; (b) voting at a later time by telephone or via the Internet prior to the deadlines noted above; or (c) attending the Annual Meeting in person and casting a ballot. If you are a beneficial holder, you may change your vote by submitting new voting instructions to your nominee.
Householding. As permitted by the Securities Exchange Act of 1934 (the “Exchange Act”), only one envelope containing two or more Notices is being delivered to shareholders residing at the same address, unless such shareholders have notified Computershare Limited, or their nominee that they wish to receive separate mailings. If you are a beneficial holder and your shares of common stock are held by a nominee, you may contact your nominee, to discontinue householding and receive your own separate copy of the Notice in future years. If you are a registered holder of record in our shareholder list maintained by Computershare Limited, you may contact Computershare toll-free at 800-368-5948 or in writing directed to Computershare Limited, 250 Royall Street, Mail Stop 1A, Canton, MA 02021 to discontinue householding and receive multiple Notices in future years. To receive an additional Annual Report on Form 10-K or Proxy Statement this year, contact us at Shareholder Relations at 910-246-2500 or follow the instructions on the Notice. Mailing of dividends, dividend reinvestment statements and special notices will not be affected by your election to discontinue duplicate mailings of the Notice of Annual Meeting.
Electronic Access to Proxy Materials and Annual Report. This Proxy Statement and our 2023 Annual Report on Form 10-K are available at www.proxyvote.com. If you hold your common stock through a nominee, you may have the option of receiving your Proxy Statement and Annual Report on Form 10-K via the Internet. If you submit your proxy this year electronically, you may also elect to receive future Proxy Statements, Annual Reports on Form 10-K and other materials electronically by following the instructions given by your nominee when you vote.

PRINCIPAL HOLDERS OF VOTING SECURITIES
The Exchange Act requires that any person who acquires the beneficial ownership of more than five percent of the Company’s common stock notify the Securities and Exchange Commission (the “SEC”) and the Company. Following is certain information, as of the most recent practicable date, regarding those persons or groups who held of record, or who are known to the Company to own beneficially, more than five percent of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,779,189 shares(2)	14.05%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,789,188 shares(3)	6.78%
(1)Based on a total of 41,134,360 shares of our common stock outstanding as of the Record Date.
(2)Based on a Schedule 13G/A filed by BlackRock Inc. on January 23, 2024, that indicates it holds sole power to vote 5,705,926 shares and sole power to dispose of 5,779,189 shares.
(3)Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024, that indicates it holds sole power to vote 0 shares, shared power to vote 27,819 shares, sole power to dispose of 2,723,244 shares and shared power to dispose of 65,944 shares.

PROPOSAL 1 - ELECTION OF DIRECTORS
The Company’s Bylaws provide that the number of directors on our Board will be not less than seven nor more than 25, as may be fixed by resolution duly adopted by the Board at or prior to the annual meeting at which such directors are to be elected. The size of the Board has been fixed at 15 members.
In the absence of any instructions to the contrary, proxies will be voted for the election of all 15 of the nominees listed in the table below. Should cumulative voting apply, the Proxy Holders may cumulate votes and allocate them in their discretion. If, at or before the time of the Annual Meeting, any of the nominees listed below becomes unavailable for any reason, the Proxy Holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any nominee listed below is likely to become unavailable.
Director nominees will be elected by the affirmative vote of the majority of votes cast in the election of directors at the Annual Meeting, with a plurality vote standard for a contested director election, that is, when the number of director nominees exceeds the number of Board seats for which elections are being held, i.e. 15 seats. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.
NOMINATIONS FOR DIRECTOR
Nominees for election to the Board of Directors are selected by the Board prior to each annual meeting upon the recommendation of the Nominating and Corporate Governance Committee. Nominations from shareholders must be made in accordance with the Bylaws, which generally require such nominations to be made in writing and not less than 50 nor more than 75 days before the first anniversary of the date of the distribution of the Company’s proxy statement for the last meeting of shareholders called for the election of directors.
A copy of the Bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, 300 SW Broad Street, Southern Pines, North Carolina 28387, Attention: Elizabeth B. Bostian, Executive Vice President and Chief Financial Officer.
Our Bylaws state that a nominee is ineligible to stand for election as a director after he or she has attained the age of 72, absent specific approval of an exception by the Board. The Board has approved specific exceptions to this policy for the nominations of Mason Y. Garrett and J. Randolph Potter.
See also the section below entitled “Corporate Governance Policies and Practices - Director Nomination Process”.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Except as otherwise noted below, the following table sets forth certain information as of March 1, 2024, with respect to the Company's current directors, the 15 nominees for election to the Board of Directors and the current executive officers of the Company.
The Board of Directors recommends a vote “FOR” the election of each of these nominees.
TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Name (Age)**	Current Director (D), Nominee (N) or Position with Company	Total Number of Common Shares Beneficially Owned (1)		Percent of Class
Directors and Nominees
Richard H. Moore (63)	Chief Executive Officer of the Company (D) (N)	171,956	(2)	*
Michael G. Mayer (64)	Chief Executive Officer of First Bank and President of the Company (D) (N)	103,419	(3)	*
Mary Clara Capel (65)	(D) (N)	9,657		*
James C. Crawford, III (67)	(D) (N)	87,061	(4)	*
Suzanne S. DeFerie (67)	(D) (N)	86,079	(5)	*
Abby J. Donnelly (61)	(D) (N)	8,409	(6)	*
Mason Y. Garrett (81)	(D) (N)	715,028	(7)	1.75%
John B. Gould (71)	(D) (N)	56,143	(8)	*
John W. McCauley (56)	(D) (N)	17,161		*
Carlie C. McLamb, Jr. (59)	(D) (N)	51,097	(9)	*
Dexter V. Perry (54)	(D) (N)	5,325		*
J. Randolph Potter (77)	(D) (N)	12,807	(10)	*
O. Temple Sloan, III (63)	(D) (N)	14,408		*
Frederick L. Taylor, II (54)	(D) (N)	39,656	(11)	*
Virginia C. Thomasson (72)	(D)	33,711		*
Dennis A. Wicker (71)	(D) (N)	27,683	(12)	*

Non-Director Executive Officers
Elizabeth B. Bostian (44)	Executive Vice President and Chief Financial Officer of the Company and First Bank	12,752	(13)	*
Gregory A. Currie (46)	President of First Bank	24,659	(14)	*
Directors/Nominees and Non-Director Executive Officers as a Group (18 persons)		1,477,011		3.65%
_______________________________________________________________________
*Indicates beneficial ownership of less than 1% of the issued and outstanding shares.
**Ages as of April 1, 2024.
_______________________________________________________________________
(1)Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual, including executive officers’ reported shares in our 401(k) defined contribution plan (“401(k) plan”), which are voted by the plan trustee and not by the executive for whom such shares are listed.
(2)Mr. Moore’s shares also include 14,338 shares held in the 401(k) plan.
(3)Mr. Mayer’s shares include 1,017 shares held by his spouse and 1,268 shares held in the 401(k) plan.
(4)Mr. Crawford’s shares include 8,325 shares held by his spouse and 6,600 shares held jointly with his children.

(5)Ms. DeFerie’s shares include 1,864 shares held in the 401(k) plan.
(6)Ms. Donnelly also holds 5,774 shares in a Rabbi Trust for director fees accumulated during her service as a director of Carolina Bank Holdings, Inc.
(7)Mr. Garrett’s shares include 158,943 shares owned by his spouse, 55,957 shares owned by a partnership in which Mr. Garrett has a 20% interest and shares voting and investment power, 9,101 shares held by Mr. Garrett as custodian for his grandchildren, and 273,000 shares held in a grantor trust.
(8)Mr. Gould’s shares include 2,301 shares held by his spouse.
(9)Mr. McLamb’s shares include 31,595 shares held by his spouse and 19,502 shares held in a 401(k) plan.
(10)Mr. Potter’s shares include 1,895 shares held by his spouse, and he also holds 9,100 stock options.
(11)Mr. Taylor's shares include 2,400 shares held jointly with his children.
(12)Mr. Wicker’s shares include 5,000 shares held by his spouse.
(13)Ms. Bostian’s shares include 955 shares held in the 401(k) plan.
(14)Mr. Currie’s shares include 2,776 shares held in the 401(k) plan.
Director Nominees
Mary Clara Capel, 65, is a former member of senior management as the director of administration and marketing at Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, NC, where she was employed from 1981 until her retirement in September 2017. She is a past member of the North Carolina Banking Commission and has attended the North Carolina Bank Directors’ College. Ms. Capel has been a director of the Company and First Bank since 2005. Ms. Capel is a former Chair of the Board of Directors.
Ms. Capel brings to our Board business executive decision making and oversight skills as a result of her 37 years of experience with a third-generation family business, which grew from its rug manufacturing operation in Troy, North Carolina to importing and exporting rugs worldwide.
James C. Crawford, III, 67, served on the Board of Directors, including as its Chair, of Great Pee Dee Bancorp, Inc., a bank holding company headquartered in Cheraw, SC, from 1992 until its acquisition by the Company in April 2008. Mr. Crawford is the retired Chief Executive Officer of B.C. Moore and Sons, Inc., a department store chain. He has been a director of the Company and First Bank since 2008. Mr. Crawford served as the Chair of the Board of Directors of the Company and First Bank from 2014 until January 2022 and was elected to serve in the newly-created role of Lead Independent Director of the Company in January 2022.
Mr. Crawford brings to our Board extensive experience with accounting and finance, as well as oversight and management of multiple businesses.
Suzanne S. DeFerie, 67, served as Executive Vice President and Regional President for the Asheville Region of First Bank upon the merger of ASB Bancorp with the Company in 2017 until her retirement in September 2019. She served as the President and Chief Executive Officer of ASB Bancorp and Asheville Savings Bank, its banking subsidiary, from 2008 until ASB Bancorp’s merger with the Company. Ms. DeFerie holds a CPA license and is active in the banking industry and the Asheville community, currently serving on the Board of Directors of the Federal Home Loan Bank of Atlanta, ANC Health Care (formerly Mission Health System), the Asheville Area Chamber of Commerce Community Betterment Foundation, and the Asheville Merchants’ Fund. Ms. DeFerie has been designated as an “audit committee financial expert” in accordance with SEC regulations.
Ms. DeFerie brings to our Board extensive experience in the banking and finance industry and has held numerous leadership positions throughout her professional and volunteer career.
Abby J. Donnelly, 61, is founder and Chief Executive Officer of The Leadership & Legacy Group, a consulting practice in leadership development and executive succession. She is the best-selling author of An Insider's Guide to Succession and Exit: Beyond the Financials - 10 Powerful Principles for Transitioning Your Business. Ms. Donnelly served as a director of Carolina Bank Holdings, Inc. (“CBHI”) from 2014 until its merger with the Company in 2017, at which time she joined our Board. Ms. Donnelly has been active in volunteering and serving in many leadership roles in various civic organizations in the Greensboro area. She has attended the North Carolina Bank Directors’ College and the North Carolina Bank Directors’ Assembly.

Ms. Donnelly brings to our Board business leadership, innovation, decision-making expertise, and extensive experience in executive succession planning and exit strategies, as well as oversight skills as a result of her work history, community leadership and ownership of a business.
Mason Y. Garrett, 81, served as the Chairman of the Board of Directors of GrandSouth Bancorporation (“GrandSouth”) and GrandSouth Bank and Chief Executive Officer of GrandSouth from 2000 until GrandSouth’s merger with the Company on January 1, 2023. He has over 50 years of banking experience including roles as President and Chief Executive Officer and Chairman of the Board of several Upstate South Carolina banks. He co-founded First United Bancorporation, an Anderson, SC bank, in 1984 and served as its Chief Executive Officer until its sale to Regions Financial Corporation in March 1998, prior to co-founding GrandSouth in 1998.
Mr. Garrett brings to our Board extensive experience in the banking and finance industry and many years serving in leadership positions.
John B. Gould, 71, has served as President of Cason Companies, Inc., a family-owned business, since 1976 and has been instrumental in the mergers and acquisitions that have grown and diversified the business over more than 40 years. He has served as the Vice Chair of the ASB Bancorp Board, as well as past Chair of the Henderson County Chamber of Commerce and the Henderson County Partnership for Economic Development. He is the current Chair of the Board of Trustees of Blue Ridge Community College.
Mr. Gould is deeply active in his community and brings decades of business, banking and directorial experience to our Board.
Michael G. Mayer, 64, became the President of First Bank in 2014, was appointed as a director of First Bank in 2014, and was named the Chief Executive Officer of First Bank in 2017. Mr. Mayer was named the President of the Company in 2016 and was appointed to our Board in 2017. Prior to joining the Company, Mr. Mayer served as Chief Executive Officer of 1st Financial Services Corporation, the parent company of Mountain 1st Bank & Trust, a position he held from 2010 until 1st Financial Services Corporation’s acquisition in 2014. He previously served as President and Chief Executive Officer of Carolina Commerce Bank from 2009 until 2010 and Colony Signature Bank (In Organization) from 2007 to 2009, and has held various senior banking positions over his 42-year banking career.
Mr. Mayer has had an extensive career in the banking industry and brings experience, leadership, and managerial skills to our Board.
John W. McCauley, 56, was a founding member of New Century Bank of Fayetteville, the bank subsidiary of New Century Bancorp, Inc. (subsequently Select Bank and Trust Company and Select Bancorp). Mr. McCauley served on the boards of Select Bank and Select Bancorp from 2004 until their acquisition by the Company in 2021, at which time he joined the boards of the Company and First Bank. Mr. McCauley is the Chief Executive Officer of Highland Paving Co., LLC, a highway construction firm engaged primarily in the manufacture and placement of hot mix asphalt. He also is general manager of McCauley-McDonald Investments, Fayetteville, NC, which owns and leases approximately 70 commercial properties in North Carolina. He has attended the North Carolina Bank Directors’ College and holds a Bachelor of Science in Economics from Davidson College, and a law degree from the University of North Carolina School of Law.
Mr. McCauley brings to our Board significant experience as a bank director and legal knowledge, as well as extensive business expertise arising from his oversight and management of multiple companies.
Carlie C. McLamb, Jr., 59, Mr. McLamb served on the Select Bancorp and Select Bank’s boards of directors from 2010 until their acquisition by the Company in 2021, at which time he joined the boards of the Company and First Bank. Mr. McLamb is president of Carlie C’s IGA, a retail supermarket chain. Mr. McLamb was a founding director of Computer World Inc. and has served as a director and former chairman of the board of that company. In addition, he is currently serving on the Board of Directors for the North Carolina Retail Merchants Association and the Manna Fayetteville Dream Center. He is a former trustee and current presidential advisor of Campbell University. Mr. McLamb has completed the North Carolina Advanced Bank Directors’ College program. Mr. McLamb is a past President of the Carolina Food Industry Council.
Mr. McLamb brings to our Board significant experience as a bank director, extensive business expertise arising from his oversight and management of multiple companies, and valuable experience and knowledge arising from his other board and trustee positions.
Richard H. Moore, 63, was named as President and Chief Executive Officer of the Company in 2012. Prior to joining the Company, he served as a managing director of San Diego-based Relational Investors LLC. Prior to joining

Relational Investors, Mr. Moore served two terms as State Treasurer of North Carolina and for four years as the Secretary of Crime Control and Public Safety. Mr. Moore also served as Chair of the North Carolina Banking Commission for eight years. Mr. Moore serves on numerous New York Stock Exchange boards and committees and is the past Chair of the NYSE Regulation Board of Directors. Mr. Moore was previously an Assistant U.S. Attorney and also practiced corporate, real estate and tax law for many years. Mr. Moore is a former trustee of Wake Forest University and served on its Investment Committee. Mr. Moore has been a director of the Company and First Bank since 2010. Mr. Moore was elected as the Chair of the boards of the Company and of First Bank in 2022.
Mr. Moore’s career has provided him with extensive financial and accounting experience and gives him keen insight with respect to budget and audit matters, as well as the oversight, governance and management of larger organizations.
Dexter V. Perry, 54, is a Certified Financial Planner and a registered Investment Advisor Representative with One Providence Capital, LLC, a registered Investment Adviser Firm based in Apex, N.C. He began his career as a consumer bank manager and investment sales producer with First Union National Bank. After earning a Bachelor of Arts degree in Economics from Duke University in 1991, Mr. Perry served on the Board of Trustees of the N.C. Supplemental Retirement Plan, chairing the audit committee and the investment subcommittee, the latter of which was charged with overseeing and monitoring plan assets in excess of $6 billion and reviewing the investment manager performance of over 25 individual mandates stipulated by the plan. Mr. Perry also served for three years on the Board of Directors for the John Rex Endowment, also serving as a member of its finance committee, which oversaw investment assets of over $75 million. He also served on the credit committee for Generations Community Credit Union in Durham, NC until its merger with Self-Help Credit Union, in 2014, and served on the boards of directors of Mechanics & Farmers Bank, Durham, NC, and its holding company, M&F Bancorp, Inc. from 2018 until 2021. Mr. Perry currently serves on the board of trustees for Asheville School located in Asheville, NC.
Mr. Perry brings to our Board financial, investment and banking expertise, as well as valuable experience and knowledge arising from his board and trustee positions.
J. Randolph Potter, 77, is a retired bank Chief Executive Officer, certified public accountant and an independent bank consultant with over 50 years of experience in the financial services industry. Beginning October 2019 until its merger with First Bancorp, Mr. Potter served as a director and chair of the Audit Committee of GrandSouth. From 2014 to May 2019 he served as a director of First Community Corporation (Nasdaq: FCCO). He co-founded and was Chief Executive Officer and a director of Savannah River Banking Company, in Augusta, Georgia from 2007 to 2014. He also co-founded and was Chief Executive Officer and a director of Summit Financial Corporation (Nasdaq: SUMM) in Greenville, South Carolina from 1990 until its sale in 2005. He is a graduate of the University of South Carolina and the Stonier Graduate School of Banking.
Mr. Potter’s extensive banking experience and prior bank board experience make him well-suited to serve on our Board of Directors.
O. Temple Sloan, III, 63, is the former Chief Executive Officer and President of General Parts, Inc. (“GPI”), the largest privately-owned auto parts supplier in the United States, which owned and operated more than 3,100 CARQUEST Auto Parts stores and over 80 WORLDPAC branches in the United States, Canada and Puerto Rico. Prior to GPI’s acquisition by Advance Auto Parts, Inc., Mr. Sloan served as President and Chief Executive Officer of GPI from 2008 until 2014 and as President of GPI from 2001 until 2008. Mr. Sloan is currently a director and audit committee chairman of Golden Corral Corporation, and previously served as a director of Advance Auto Parts, Inc. and Car Care Council. He is currently a member of The University of North Carolina Board of Governors, and is a former member of the Board of Trustees of Northwood University.
Mr. Sloan brings to our Board business leadership, innovation, executive decision making and oversight skills as a result of 30 years of experience in a commercial business.
Frederick L. Taylor, II, 54, is President of Troy Lumber Company, located in Troy, NC, where he has been employed since 1992. Mr. Taylor has been a director of the Company and First Bank since 2005.
Mr. Taylor brings to our Board business-building skills and experience. Additionally, Mr. Taylor has experience in overseeing the preparation of financial statements and review of accounting matters.
Dennis A. Wicker, 71, is an attorney, currently Of Counsel of The Wicker Law Firm, located in Raleigh, NC. In 2022, he retired from full-time practice as an equity partner of the law firm of Nelson Mullins Riley and Scarborough, LLP, located in Raleigh, NC, a position he had held since 2009. From 2008 to 2009, Mr. Wicker was a shareholder and a member of the Executive Committee of the law firm of SZD Wicker, LPA, and from 2001 to 2008 he was a partner in the law firm of Helms, Mulliss & Wicker, LLP. Mr. Wicker served in the North Carolina General Assembly from 1981 to 1993, the last four years as House Majority Leader, and as Lieutenant Governor of North Carolina from 1993 to 2001. Mr. Wicker has been a director of the Company and First Bank since 2001. Mr. Wicker currently serves as a director of Coca Cola Bottling Company Consolidated and previously served as a director of Air T, Inc.
Mr. Wicker has an extensive background in law and public service and brings to our Board executive decision making, governance and risk assessment skills.
Executive Officers
In addition to Mr. Mayer and Mr. Moore:
Elizabeth B. Bostian, 44, was named the Chief Financial Officer of the Company and First Bank in 2021. She also serves as Executive Vice President of the Company and First Bank, a position she has held since 2016. Ms. Bostian joined the Company and First Bank in 2012 as corporate legal counsel and served as the Secretary of the Company and First Bank from May 2014 to November 2021. Prior to First Bank, Ms. Bostian was a creditors' rights attorney at Maynard Nexsen PC (formerly Nexsen Pruet PLLC).
Gregory A. Currie, 46, was named the President of First Bank in November 2023. Mr. Currie joined First Bank in September 2015 as Executive Vice President and Regional President and until his promotion to Chief Banking Officer in November 2021. Previously, Mr. Currie was Managing Director of the Financial Institutions Group at PNC Capital Markets and held various positions at RBC Bank, including Chief Operating Officer of Commercial Markets.
BOARD COMMITTEES AND ATTENDANCE
The Board of Directors has established five standing committees: the Executive and Loan Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. In addition, the Board may establish other committees from time to time for specific purposes. The following table presents the 2023 membership of the five standing committees:

	Executive and Loan Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Mary Clara Capel	X	X	X	X	X
James C. Crawford, III	X	X	X (c)	X (c)	X
Suzanne S. DeFerie	X	X (c)	X	X	X
Abby J. Donnelly	X	X	X	X
Mason Y. Garrett	X
John B. Gould	X	X	X	X
Michael G. Mayer					X
John W. McCauley	X	X	X	X
Carlie C. McLamb, Jr.	X	X	X	X
Richard H. Moore	X (c)				X (c)
Dexter V. Perry	X	X	X	X	X
J. Randolph Potter	X	X	X	X	X
O. Temple Sloan, III	X	X	X	X
Frederick L. Taylor, II	X	X	X	X
Virginia C. Thomasson	X	X	X	X
Dennis A. Wicker	X		X	X
_______________________________________________________________________

(c) - indicates the director served as committee chair during 2023.

Executive and Loan Committee
The Executive and Loan Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board, except those duties and authorities exclusively reserved to the Board by applicable law. The Executive and Loan Committee also serves as Loan Committee for First Bank. The Committee held eleven meetings during 2023.
Audit Committee
The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee reviews and presents to the Board of Directors information regarding the effectiveness of the Company’s policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company’s financial reporting process on behalf of the Board. All of the current members of the Audit Committee are independent, as defined under the rules of The Nasdaq Stock Market (“NASDAQ”) and the Exchange Act, as well as the Company’s Corporate Governance Guidelines. For 2023, the Board determined that Ms. DeFerie is an “audit committee financial expert” within the meaning of SEC rules and regulations. In 2023, Ms. DeFerie succeeded Ms. Thomasson as chair of the Audit Committee. The Committee held four meetings during 2023.
The Audit Committee reviews and ratifies its charter on an annual basis. The Audit Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About – Investor Relations – Corporate Overview – Governance Documents.”
Compensation Committee
Generally, the Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and First Bank, and for making recommendations regarding the compensation of their executive officers. The Committee also administers the Company’s equity compensation plans. Each of the current members of the Committee is independent under the rules of the NASDAQ and the Exchange Act, as well as the Company’s Corporate Governance Guidelines. The Committee held two meetings during 2023.
The Compensation Committee reviews and ratifies its charter on an annual basis. The Compensation Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About – Investor Relations – Corporate Overview – Governance Documents.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified individuals to become Board members, determining the composition of the Board and its committees, and developing and implementing the Company’s Corporate Governance Guidelines. The Committee will consider shareholder nominees for Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section “Nominations For Director” above. The section below entitled “Corporate Governance Policies and Practices - Director Nomination Process” describes the process utilized by the Committee for identifying and evaluating candidates to be nominated as directors. Each of the current members of this Committee is independent as defined by the rules of NASDAQ and the Company’s Corporate Governance Guidelines. The Committee held three meetings during 2023.
The Nominating and Corporate Governance Committee reviews and ratifies its charter on an annual basis. The Nominating and Corporate Governance Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About – Investor Relations – Corporate Overview – Governance Documents.”
Risk Committee
In January 2023, the Board adopted the initial charter for the Risk Committee and the Committee held its first meeting. The Committee members include Mr. Moore, Mr. Mayer, Mr. Crawford, Ms. Capel, Ms. DeFerie, Mr. Perry and Mr. Potter. Mr. Moore is serving as Chair. The Committee has been established to act on behalf of the Board in fulfilling its responsibilities in overseeing management’s implementation and operation of a risk management system and met four times in 2023.
Attendance
The Board of Directors held twelve meetings during 2023. All of the director nominees for election attended at least 75% of the aggregate number of meetings of the Board and the standing Committees on which they served during the period they were directors and members of such Committees.

CORPORATE GOVERNANCE POLICIES AND PRACTICES
The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the Board and management with those of the Company’s shareholders, and promote the highest ethical conduct among directors and employees (“Corporate Governance Guidelines”). Highlights of the Corporate Governance Guidelines are described below.
Director Independence
The Board of Directors believes that a substantial majority of the Board should consist of directors who are independent under the rules of the NASDAQ and the Exchange Act, and as further defined in our Corporate Governance Guidelines. The Board makes an annual determination regarding the independence of each director. The Board last made these determinations for each member of the Board in February 2024, based on the review of director questionnaires designed to elicit information regarding independence. The Board has determined that 13 of its 16 current directors are independent under the rules of the NASDAQ, the Exchange Act and our Corporate Governance Guidelines. The individuals who are not independent are Mr. Moore and Mr. Mayer because they are current employees of the Company, and Mr. Garrett because he was as an employee of GrandSouth, which was recently acquired by the Company, during the last three years.
Annual Director Re-Election
Since the Company’s inception, its Bylaws have required that directors must stand for re-election to the Board of Directors at each annual shareholders’ meeting. The Board believes that this policy allows for shareholders to hold directors more directly accountable for corporate performance compared to the staggered board structure in use at many public companies, which permits directors to hold their positions for several years without re-election.
Board Leadership Structure
The Board of Directors recognizes the importance of a strong independent board. It maintains a supermajority of independent directors, has regular meetings of the Board in executive session without the presence of employee directors, has a succession plan for incumbent management and determines management compensation by a committee of independent directors.
In 2022, the Board of Directors elected Mr. Moore, the Chief Executive Officer of the Company, as its Chair and elected Mr. Crawford, who had served as the Chair since 2014, to serve in the newly-created role of Lead Independent Director. In structuring the Board leadership in this manner, the Board recognized the benefits of having an executive chair with deep experience in the financial services industry and knowledge of the Company’s emerging risks and issues that flows from close coordination with the management team. The combined CEO and Chair role allows the Company to communicate its strategy to employees, customers, regulators, shareholders, and other stakeholders with a single voice.
The Company likewise benefits from a Lead Independent Director. The Lead Independent Director’s duties and responsibilities include: setting the agenda for and presiding over meetings of the non-employee directors; advising the Chair and CEO as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the non-employee directors to effectively and responsibly perform their duties; acting as a “sounding board” and advisor to the Chair and CEO; contributing to the performance review of the Chair and CEO; and staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.
The Board’s Role in Risk Oversight
The Board believes that each director has a fiduciary duty to monitor and assist in managing risks faced by the Company. At a minimum, this requires our directors to actively engage in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board and the Audit Committee through reviews of the Company’s and First Bank’s compliance with banking laws and regulations and recommendations contained in regulatory examinations.
Because we believe risk oversight is a responsibility for each member of the Board of Directors, we allocate responsibility for risk management to all of the Board’s committees, with the Risk Committee serving as the primary source of Board oversight of management’s implementation of the Company’s risk management system.
Each of our other Committees concentrates on specific risks for which its members have an expertise, and each Committee is required to regularly report to the Board of Directors on its findings. For example, the Audit Committee regularly monitors the Company’s and First Bank’s exposure to fraud and internal control risk. Our Compensation Committee’s role in monitoring the risks related to our compensation structure is discussed in further detail below. See “Compensation Committee Report” on page 28.
Executive Sessions
The Board of Directors has adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors discuss strategic or other key issues regarding the Company. Three such executive sessions were held in 2023.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending nominees for election to the Board. The goal of the Committee is to create a Board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Committee’s evaluation of director candidates includes an assessment of issues and factors regarding an individual’s familiarity with the market areas of First Bank, independence as defined by the various applicable laws and rules, business experience, accounting and financial expertise, diversity, and awareness of the Company’s responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Committee also takes into consideration the Board’s established policies relating to the Board’s retirement policy and the ability of directors to devote adequate time to Board and committee matters. When the Committee is considering current Board members to recommend for re-election, it also considers prior Board contributions and performance, as well as meeting attendance records.
The Nominating and Corporate Governance Committee does not have any formal guidelines regarding how it should consider diversity in identifying nominees for director. However, the Committee values the diversity on our current Board and is cognizant of the benefits of a diverse membership. Based upon self-identification by each member of the Company’s Board, the diversity composition of the Board is as follows:

Board Diversity Matrix (As of March 8, 2024)
Total Number of Directors: 15
	Female	Male
Part I: Gender Identity
Directors	3	12
Part II: Demographic Background
African American or Black		1
White	3	11
The Nominating and Corporate Governance Committee may seek the input of the other members of the Board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Committee also will consider recommendations by shareholders of qualified director candidates for possible nomination to the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at 300 SW Broad Street, Southern Pines, North Carolina 28387. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.
In addition, the Company’s Bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice requirements described under the section entitled “Nominations for Director” above.
Stock Ownership Requirements
The Board of Directors has adopted a stock ownership policy for all directors. This policy requires that any nominee for the Board must either own, or commit to acquire, common stock of the Company with a monetary value at least equal to five times the cash value of annual director compensation. Newly elected directors have until January 1st of the third year following the date of their election to satisfy this minimum stock ownership requirement. Once the minimum ownership requirement is met, the Board member is deemed to have satisfied this requirement even if subsequent decreases in the Company’s stock price cause the value of the member’s holdings to fall below the minimum threshold. All current directors and nominees are currently in compliance with the policy. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board’s interests with those of our shareholders.
Mandatory Retirement
The Bylaws state that a nominee will be ineligible to stand for election as a director after he or she has attained the age of 72, absent specific approval of an exception by the Board. All of the nominees are less than 72 years of age, other than Mr. Garrett and Mr. Potter, each of whom received specific approval as exceptions to the Bylaws.
Communications with Directors
The Board of Directors believes that it is important that a direct and open line of communication exist between the Board and our shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company’s directors may send a letter to the following address:
First Bancorp Board of Directors
300 SW Broad Street
Southern Pines, North Carolina 28387
In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters may contact the Audit Committee by writing to the following address:

First Bancorp Audit Committee
300 SW Broad Street
Southern Pines, North Carolina 28387
All such communications will be forwarded to the appropriate party as soon as practicable without being screened.
Annual Meeting Policy
Directors are expected to attend the Annual Meeting. All members of the Board attended the Company’s 2023 annual meeting of shareholders.
Code of Ethics
The Board of Directors has adopted a Code of Ethics that applies to the Company’s directors and employees, including the CEO, President and Chief Financial Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code of Ethics. The Code of Ethics is available on the Company’s website at www.LocalFirstBank.com under the tab “About – Investor Relations – Corporate Governance.” Any amendments or waivers to the Code of Ethics will be disclosed in the same location on the Company’s website.
Those nominees who receive an affirmative vote of the majority of votes cast, with a plurality vote standard for a contested director election, will be elected as directors. The Board of Directors recommends that shareholders vote “FOR” each of the 15 nominees listed above. Unless indicated to the contrary, proxies will be voted “FOR” each of the 15 nominees.

COMPENSATION DISCUSSION AND ANALYSIS
We discuss below our compensation program for our named executive officers (“NEOs”), our principal executive officer, our principal financial officer, and our other most highly compensated executive officers. The compensation policies relating to our CEO are discussed separately in cases where the policies differ materially for our other named executive officers (“Other NEOs”). We focus on compensation and practices relating to 2023, our most recently completed fiscal year, with prior years referenced as necessary to provide context.
Structure and Role of the Compensation Committee
The Board’s Compensation Committee (referred to as the “Committee” in the remainder of this Compensation Discussion and Analysis) consists entirely of independent directors.
The Committee is primarily responsible for the following:
•reviewing the Company’s overall compensation practices as they relate to the Company’s risks;
•reviewing the performance of our CEO;
•determining, or recommending to the Board for its determination, the CEO’s compensation, including salary, bonus, incentive and equity compensation;
•reviewing and approving the CEO’s recommendations about the compensation of our Other NEOs;
•recommending to the Board the performance targets for our annual incentive bonus plan;
•periodically reviewing our equity-based and other incentive plans and recommending any revisions to the Board;
•recommending to the Board any discretionary 401(k) contributions;
•recommending director compensation to the Board;
•approving any equity compensation grants;
•approving employment or other agreements with the Company’s executive officers; and
•reviewing the Company’s compliance with legal and regulatory requirements related to compensation arrangements or practices.
Compensation Philosophy and Objectives
The objectives of our executive compensation programs are as follows:
•fairly compensating executive officers for their efforts;
•attracting and retaining quality executive leadership;
•rewarding the achievement of annual corporate performance targets; and
•aligning executive officers’ long-term interests with those of our shareholders.
Our compensation program seeks to reward our executives’ contributions to corporate performance, including contributions of leadership, effort, creative ideas, industry and operational knowledge and ethical behavior, all in pursuit of increasing shareholder value. The Committee’s general philosophy is that we should compensate our executive officers at approximately the same average level as corresponding officers at similarly situated peer financial services companies. While that is our general philosophy, we may position a base salary in the upper quartile of the market due to experience, performance, or competitive situations. Also, we provide incentives that may result in compensation reaching the upper quartile of the market when performance exceeds targets.
Because the Committee bases its compensation decisions on the objectives and philosophy described above, it does not take into account an individual’s net worth or the wealth the individual has accumulated from prior compensation.
Competitive Positioning
Periodically, the Committee engages outside compensation consultants to evaluate whether our compensation practices are consistent with meeting our objectives. In these engagements, the Committee instructs the consultant to compare our compensation practices and compensation levels to those of a peer group of similarly situated financial services companies. The consultant then provides the Committee with analyses and recommendations.
In January 2022, the Committee most recently engaged and met with Pearl Meyer & Partners (“Pearl Meyer”) to review and advise the Committee on executive compensation matters. At this meeting, Pearl Meyer presented the Committee with its findings, which it based on a study of 2020 data (the most current data then available).

The Pearl Meyer analyses compared the compensation of Mr. Moore and Mr. Mayer to a representative sample of 21 publicly traded financial institutions that were comparable to the Company in either location and asset size or in performance measures. This peer group consisted of the following companies (hereinafter defined as, the “Peer Group”):

•Brookline Bancorp, Inc.
•Customers Bancorp, Inc.
•Eagle Bancorp, Inc.
•FB Financial Corporation
•First Busey Corporation
•First Commonwealth Financial Corp.
•First Financial Bancorp
•Heartland Financial USA, Inc
•Lakeland Bancorp, Inc.
•Northwest Bancshares, Inc.

•Park National Corporation
•Renasant Corporation
•S&T Bancorp
•Sandy Spring Bancorp, Inc.
•Seacoast Banking Corporation of Florida
•ServisFirst Bancshares, Inc.
•Towne Bank
•TriState Capital Holdings, Inc.
•Trustmark Corporation
•United Community Banks, Inc.
•WesBanco, Inc.

The results of the analyses were considered by the Committee in determining the appropriate components and amounts of executive compensation for 2022. Because the Committee made minimal changes to executive compensation in 2023, it did not seek consultation from Pearl Meyer or any other compensation consultant during 2023.
Executive Compensation Program Overview
The five primary components of our executive compensation program are:
•Base salary;
•Annual cash incentives;
•Equity grants;
•Benefits; and
•Post-termination compensation.
In the information that follows, we discuss the compensation of our CEO and then we discuss the compensation of our Other NEOs.
Compensation of Richard H. Moore, Chief Executive Officer and Chair of the Board of Directors
Base Salary. In January 2022, Mr. Moore was elected to be the Chair of the Board of Directors while continuing as CEO of the Company. In connection with the additional responsibilities he assumed as Chair, as well as part of its regular review of NEO compensation, in January 2022, the Committee engaged Pearl Meyer to perform a study and make recommendations as it relates to Mr. Moore’s compensation.
The Pearl Meyer analyses included a comparison of Mr. Moore’s compensation to the Peer Group. Based on this analyses, Pearl Meyer recommended that Mr. Moore’s base salary be adjusted to $525,000, with his other compensation elements remaining the same. Pearl Meyer concluded that this change would put Mr. Moore’s compensation as Chair and CEO in approximately the 50th percentile of similarly situated executives of the Peer Group. The Committee accepted this recommendation and Mr. Moore’s base salary was set at $525,000 for the remainder of 2022. At its January 2023 meeting, the Compensation Committee determined not to make any changes to Mr. Moore's base salary for 2023.
Performance Incentive Plan. Mr. Moore’s employment agreement provides that he shall have the opportunity to earn an annual bonus based on the Company’s achievement of performance goals established and weighted by the Committee. The range of the annual performance bonus is $120,000 to $480,000 and is payable 50% in cash and 50% in restricted stock, with the stock vesting annually in one-third increments. If the Company achieves the “threshold” performance for all goals for a year, Mr. Moore earns a bonus with a value of $120,000; if the Company achieves each performance goal at a higher “target” level, he earns a bonus with a value of $240,000; and if the Company achieves each performance goal at or above a higher “maximum” level, he earns a bonus with a value of $480,000. When the Company’s performance falls between these levels for a particular goal, Mr. Moore’s bonus is calculated on the basis of straight line interpolation between the applicable levels. Payment of the bonus is also conditioned on the Company having achieved a satisfactory regulatory review as of such date as determined by the Board of Directors. Furthermore, any bonus is subject to clawback provisions that allow the Company to recoup the amounts paid if the Company is required to restate its financial statements within three years of the payment. The amount of any clawback is computed by calculating the difference in the award payment based on the restated financial statement amounts compared to the amounts that were used to calculate the initial award.
The Company’s 2023 performance goals were the same for Mr. Moore as those for the Other NEOs under our Annual Incentive Plan and are discussed below in the section for Other NEOs. The Committee reviewed the Company’s performance for 2023 and determined that Mr. Moore’s payout according to the formula noted above resulted in a bonus of $120,000. Mr. Moore was paid 50% of that amount in cash, which amounted to $60,000, and he was granted 1,701shares of the Company’s restricted common stock, with a value of $60,000 which will vest in equal one-third increments on December 31, 2024, December 31, 2025 and December 31, 2026.
Long-Term Equity Grants. As discussed in more detail in the section below entitled “Equity Grants,” in June 2023, Mr. Moore and other officers of the Company were granted restricted shares of the Company’s common stock in an effort to promote share ownership and management retention. The shares vest after three years. Mr. Moore was granted 16,886 shares of restricted stock on June 27, 2023, which had a value of $525,000.
In addition to the financial terms discussed above, other provisions of Mr. Moore’s employment agreement are as follows:
•One-year term, automatically renews unless either party gives written notice of non-renewal;
•A right to participate in Company benefit plans made available to other employees – see discussion of these benefits in the section below entitled “Other NEOs;”
•Reimbursement of the costs of participation in the North Carolina State Health Plan;
•Upon termination and the occurrence of certain events within 12 months of a change in control, the right to receive 2.99 times his base salary, continuation of health insurance reimbursements for 12 months, and vesting of any unvested long-term incentive compensation awards;
•In the event of termination by the Company without “cause,” his long-term incentive compensation awards vest in full; and
•For six months following termination of employment, he is subject to noncompetition and nonsolicitation restrictions.
Changes for 2024. At its January 2024 meeting, the Compensation Committee determined that Mr. Moore's Annual Incentive Plan Threshold, Target and Maximum performance metrics will be the same as the Other NEOs, as more particularly set forth herein. His target bonus percentage will remain at 50% of his annual base salary.
Compensation of Other NEOs
Base Salary. We pay each of our Other NEOs a base salary because it provides a minimum level of compensation and is necessary for recruitment and retention. The Committee intends that our Other NEOs’ base salaries will provide them with a competitive baseline level of compensation commensurate with their individual experience, performance and scope of responsibility. An important aspect of base salary is the ability of the Committee, the Board and the CEO (in the case of Other NEOs’ salaries) to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.
Base salary levels are also important because we generally tie incentive and long-term compensation to an officer’s base salary. For example, awards under our Annual Incentive Plan are denominated as a percentage of base salary.
At its January 2022 meeting, the Compensation Committee reviewed the compensation elements for its Other NEOs. With respect to Mr. Mayer, the Committee reviewed Pearl Meyer’s analyses that included the Peer Group as was noted above for Mr. Moore. Based on review of those analyses, the Committee approved an increase in Mr. Mayer’s base salary from $625,000 to $725,000 for the remainder of 2022, which the Committee concluded would result in Mr. Mayer’s total compensation being at approximately the 50th percentile of the Peer Group.
In October 2021, the Company announced changes in its organizational structure and to its management team. These changes included (i) the retirement of Eric Credle as Chief Financial Officer, effective on November 12, 2021, (ii) the naming of Elizabeth B. Bostian to succeed Mr. Credle as Chief Financial Officer of the Company and the Bank, and (iii) the naming of Gregory A. Currie as the Chief Banking Officer of First Bank. This resulted in Ms. Bostian and Mr. Currie becoming NEOs of the Company. In November 2023, the Company announced Mr. Currie's promotion from Chief Banking Officer to President of First Bank.
In December 2021, the Committee reviewed and adjusted the salaries of Ms. Bostian and Mr. Currie, with Ms. Bostian’s base salary being set at $340,000 and Mr. Currie’s base salary being set at $375,000.

In October 2022, the Committee adjusted the salaries of Ms. Bostian and Mr. Currie once again in recognition of their increased roles and responsibilities, with Ms. Bostian’s base salary being set at $450,000 and Mr. Currie’s base salary being set at $500,000.
In January 2023, the Committee approved an increase to Mr. Mayer’s base salary from $725,000 to $775,000 for 2023.
See "Changes to 2024 Compensation Elements for Other NEOs” below for discussion of salaries for 2024.
Annual Incentive Plan. The Annual Incentive Plan provides our Other NEOs and other officers with the opportunity to earn an annual cash and/or stock bonus if the Company achieves certain performance goals. The Committee and the Board believe that a meaningful amount of each of our Other NEO’s annual compensation should be tied to the Company’s performance. The Committee believes this structure reflects a proper balance of compensation that provides our officers with a baseline level of financial stability (in the form of base salary), while also providing an appropriate incentive based on the Company’s performance. Amounts of annual incentive earned were included in the Pearl Meyer analyses described above, which the Committee considers in determining the appropriateness of amounts of annual incentive awards that are able to be earned by our NEOs.
Our Annual Incentive Plan pays cash and stock bonuses within the first 75 days of each year based on the Company’s performance in the prior year. Each participant’s total possible bonus is based on a target bonus percentage set for each participant. The Plan uses multiple performance measures to determine the amount of each participant’s total bonus. The Committee assigns a weight to each performance measure, with the sum of the weights equal to 100%. The weight is the percentage of each participant’s total bonus that will be based on that particular performance measure. The Committee also sets threshold, target and maximum performance levels for each measure. If we do not achieve the threshold performance level, participants earn no bonus for that measure. Participants earn 50% of their target bonus for the measure if we meet the threshold level, 100% if we meet the target level and 150% if we achieve or exceed the maximum level.
The following are the target bonus percentages for our Other NEOs that were set by the Committee for 2023 performance:
•Mr. Mayer’s 2023 target bonus percentage was set at 75% of his base salary;
•Ms. Bostian’s 2023 target bonus percentage was set at 25% of her base salary; and
•Mr. Currie’s target bonus percentage was set at 50% of his base salary.
In order to determine each Other NEO’s cash bonus, the applicable target bonus percentage is multiplied by the executive’s base salary, which is then multiplied by the sum of the performance percentages earned. Bonuses are directly proportional to performance between any of these set points. Thus, an Other NEO’s actual bonus could range from 0% to 150% of the executive’s target bonus percentage.
The Annual Incentive Plan includes clawback provisions that allow the Company to recoup amounts paid to Other NEOs and other designated employees under the Plan if the Company is required to restate its financial statements. The amount of any clawback is computed by calculating the difference in the award payment based on the restated financial statement amounts compared to the amounts that were used to calculate the initial award.
The following table shows the thresholds, targets, maximums and weightings for each performance goal that the Committee approved for 2023 for the Company’s corporate officers, which included each of the Company’s NEOs.

Measurement		Threshold	Target	Maximum	Weight
1	Earnings Per Share - Diluted	$3.26	$3.83	$5.75	50%
2	Regional Loan Growth	6.78%	7.98%	15.96%	20%
3	Retail Deposit Growth	2.56%	3.0%	6.0%	20%
4	Efficiency Ratio	54.0%	50.9%	47.0%	10%
					100%

At the January 2024 Compensation Committee meeting, the Committee determined that it would be appropriate to remove the recently acquired SC markets from the loan and deposit growth metrics due to growth limitations established by

First Bank in order to mitigate and manage emergent risks caused by volatility in the deposit markets during 2023. The Committee did not revise the metrics for Earnings Per Share and Efficiency Ratio.

The following table shows the modified thresholds, targets, maximums for the loan and deposit growth metrics for 2023 and also reflects the performance percentages that resulted from the actual results as it relates to executive officers:

Measurement		Threshold	Target	Maximum	Weight	Actual for 2023	Performance Percentage
1	Earnings Per Share - Diluted	$3.26	$3.83	$5.75	50%	$2.53	0.0%
2	Regional Loan Growth	7.37%	8.67%	17.34%	20%	8.6%	19.7%
3	Retail Deposit Growth	1.39%	1.6%	3.3%	20%	2.50%	25.2%
4	Efficiency Ratio	54.0%	50.9%	47.0%	10%	59.5%	0.0%
					100%		44.9%
The Committee selected the above measures and goals for our executive officer compensation because we use those same types of criteria for our branch employees and we desire to have the interests of our executive officers aligned as much as possible with our employees in the field. The following includes some of the specific reasons we selected each measure and goal:
(1)Earnings Per Share – Diluted – A direct profitability measure.
(2)Regional Loan Growth – Impacts the profitability and franchise value of the Company.
(3)Retail Deposit Growth – Funds future growth and impacts the profitability and franchise value of the Company.
(4)Efficiency Ratio – Impacts the profitability of the Company. We calculate the efficiency ratio as follows:
•Tax Equivalent Net Interest Income, excluding Loan Discount Accretion + Noninterest Income
•Divided by Noninterest Expenses, excluding Intangibles Amortization and Merger Expenses, excluding Foreclosed Property Gains/Losses and Other Gains/Losses
•Each of the excluded items noted above is excluded because they are beyond the control of management.
In addition to the measures and goals noted above, the Committee also set two qualifying triggers that the Company must meet for any of the above-described bonuses to be paid (i.e., each triggering qualification must be met before any bonus may be paid). The two triggers were:
•The Committee’s determination that the results of the annual safety and soundness exam of First Bank performed by regulatory authorities were satisfactory; and
•The Company’s earnings per share had to exceed $2.53, which was approximately two-thirds of the budgeted goal.
As shown above, the 2023 total payout percentage for executive officers under the Annual Incentive Plan was 44.9%. Additionally, the Committee determined that the two triggers were achieved.
Accordingly, the following table illustrates how each Other NEO’s incentive bonus for 2023 was calculated.

	(A)	(B)	(C)	(A times B times C)
Other NEO	2023 Salary ($)	Target Bonus Percentage	Performance Percentage	Value of Incentive Plan Compensation ($)
Michael G. Mayer	775,000	75.0%	44.9%	260,981
Elizabeth B. Bostian	450,000	25.0%	44.9%	50,513
Gregory A. Currie	500,000	50.0%	44.9%	112,250
At its January 2024 meeting, the Committee determined that, consistent with the practices followed in recent prior years, 14 senior members of the Company’s management team, including Mr. Mayer, Ms. Bostian and Mr. Currie, would receive 50% of their 2024 bonus that related to 2023 performance in cash and the other 50% in shares of restricted stock. The Committee determined that the stock would vest in one-third increments at December 31, 2024, December 31, 2025 and December 31, 2026. This determination was made in order to promote retention and share ownership among members of senior management. The Committee also awarded Ms. Bostian an additional $50,000 bonus for 2023 performance.
As a result, the following payouts were made in March 2024:
•Mr. Mayer was granted 3,700 shares of stock with a value of $130,491 and was paid $130,491 in cash;
•Ms. Bostian was granted 1,425 shares of stock with a value of $50,256 and was paid $50,257 in cash; and
•Mr. Currie was granted 1,591 shares of stock with a value of $56,125 and was paid $56,125 in cash.
See “Changes to 2024 Compensation Elements for Other NEOs” below for discussion of changes in incentive bonus targets for 2024.
Long-Term Equity Grants. In order to promote share ownership and management retention, and consistent with past consultations with our compensation consultant, the Committee typically grants restricted shares of common stock annually to various officers, including each of our NEOs, with full vesting to occur on the third anniversary of the grant date. The following are the percentages of the respective annual base salaries of each Other NEO that were set as the grant values in 2023: Mr. Mayer – 85%, Ms. Bostian – 25%, Mr. Currie – 30%. See discussion regarding Mr. Moore’s grant in the section above titled “Compensation of Richard H. Moore, Chief Executive Officer.”
The following table presents information on the 2023 long-term equity grants to our Other NEOs.

Other NEO	Date of Grant	Number of Shares Granted	Value of Grant ($)	Vesting Date
Michael G. Mayer	June 27, 2023	21,188	658,750	December 31, 2026
Elizabeth B. Bostian	June 27, 2023	4,342	112,500	December 31, 2026
Gregory A. Currie	June 27, 2023	4,825	150,000	December 31, 2026
Assuming acceptable financial performance, it is expected that similar annual grants will be made for 2024, as adjusted for any changes in the grant value that are set by the Committee.
All grants of restricted shares are made under the Company’s 2014 Equity Plan. The 2014 Equity Plan has clawback provisions that provide that any compensation paid pursuant to the Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and related implementing rules and regulations (“Dodd-Frank Act”), will be subject to such deductions, recovery and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Participants shall, upon written demand by the Company, promptly repay any such compensation or take such other action as the Company may require for compliance with these provisions.
No additional awards may be made under the 2014 Equity Plan when it expires on May 8, 2024. Should it be approved at the Annual Meeting, future grants of restricted shares will be made under the Company's 2024 Equity Plan.
Changes to 2024 Compensation Elements for Other NEOs. At its January 2024 meeting, the Compensation Committee reviewed the compensation elements for its Other NEOs. The Committee increased the percentage of annual base salary for which Ms. Bostian will be eligible for an Annual Incentive Plan bonus to 45%. All other elements of compensation for our Other NEOs remain unchanged for 2024.

Benefits
We provide a competitive benefits program for our NEOs, including our CEO, in order to retain and attract an appropriate caliber of talent and recognize that other companies with which we compete for talent provide similar benefits to their executive officers.
The following table lists our current benefit programs and shows, for each, the employees eligible for each benefit:

Benefit Plan	Named Executive Officers	Certain Managers and Individual Contributors	All Full-Time Employees
Retention and Retirement Arrangement	(1)
Supplemental Executive
Retirement Plan	(2)	X
Deferred Compensation Plan	(3)	(3)
Perquisites	X	X	(7)
401(k) Plan	X	X	X
Defined Benefit Pension Plan	(4)	(4)	(4)
Health Insurance	X	X	X
Life Insurance(5)	X	X	X
Bank-Owned Life Insurance(6)	(6)	(6)
Disability Insurance	X	X	X
_______________________________________________________________________
(1)In 2018 and 2022, the Committee approved retention and retirement payments of $1 million and $500,000, respectively, for Mr. Mayer. Mr. Mayer is able to invest the funds in a variety of investment options and assumes the risk of the investment. The 2018 payment amount of $1 million and any investment earnings vested 100% in February 2023. The 2022 payment of $500,000 and any investment earnings will vest 25% per year over four years. The Committee approved those payments and terms as a retention tool for Mr. Mayer and in recognition that Mr. Mayer will be approaching a normal retirement age in the next few years.
(2)Due to their hire dates, the NEOs are not participants in this Plan, but certain managers and individual contributors remain participants.
(3)The Company offers a nonqualified deferred compensation plan to approximately 15 members of its senior management, whereby the participant can elect to contribute, on a tax-deferred basis, a portion of his or her salary and/or cash bonus into the plan. The plan allows the participant to invest the funds into a variety of mutual fund options. The plan allows for matching or discretionary contributions to be made by the Company, but none have been made since the plan’s inception.
(4)Our defined benefit pension plan covers all full-time employees hired on or before June 11, 2009. This plan was frozen as of December 31, 2012 for all participants and was terminated in 2023.
(5)The Company provides life insurance through a group life insurance policy that includes each employee that is not covered by a bank-owned life insurance policy and amounts to two times the employee’s base salary, subject to a cap of $300,000.
(6)The Company has purchased single-premium bank-owned life insurance policies that insure the lives of many officers of the Company. For participating employees, life insurance benefits are two times the employee’s salary with no cap. In the event of death while employed by the Company, all proceeds from the life insurance that exceed two times the employee’s base salary are payable to the Company.
(7)All employees are eligible to receive discounted interest rates on credit cards and overdraft protection, as well as reduced origination fees on home loans.

Supplemental Executive Retirement Plan
We previously established a Supplemental Executive Retirement Plan (“SERP”) for the benefit of certain members of our senior management, but, due to their hire dates, none of our NEOs is a participant in the SERP. The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at retirement equal to 3% of final average compensation multiplied by years of service, up to a maximum of 60% of final average compensation. The amount of a participant’s SERP benefit is reduced by (i) the amount payable under our qualified pension plan, and (ii) 50% of the participant’s primary Social Security benefit.
We set the benefits payable under the SERP in 1993 at its inception, in consultation with an employee benefits consultant who assisted us with plan design. At that time, the employee benefits consultant provided peer information and gave his expert opinion that the benefits payable under this plan were reasonable and would further our objectives of attracting and retaining senior management executives.
During 2012, we decided to offer a uniform set of retirement benefits that would be applicable to all employees and not just those hired after June 11, 2009 or those who had achieved a certain level within the Company. Accordingly, effective December 31, 2012, in addition to freezing the qualified defined benefit pension plan (as noted above), we also froze our SERP, which means that the participants in the SERP do not earn future benefits under the SERP after that date. The SERP included a retention feature that penalized participants for leaving the Company prior to age 65 by reducing their earned benefit in a graduated manner that resulted in a lower penalty for each year of continued service. For the purposes of this feature, all participants were assumed to have been terminated from the Company on December 31, 2018.
Perquisites
We provide only very limited perquisites. None of our NEOs received in excess of $10,000 in perquisites during 2023.
Post-Termination Compensation
Accelerated Vesting
Our 2014 Equity Plan has change in control provisions that automatically vest all participants in the benefits of each plan in the event of a change in control of our Company. We believe that other companies with which we compete for executive talent provide a similar acceleration benefit, and that these provisions therefore assist us in attracting and retaining talent.
Employment Agreements
We have entered into an employment agreement with each of our Other NEOs. The employment agreement with our CEO has been previously described. See “Compensation of Richard H. Moore, Chief Executive Officer” above.
The Other NEOs’ employment agreements provide for one-year terms that renew annually unless either party gives written notice of non-renewal. Each of these agreements provides for the payment of certain severance benefits to the executive upon termination of employment in certain circumstances, including following a change in the control of our Company. For more information about these benefits, see the section below captioned “Executive Compensation – Potential Payments Upon Termination.” Each agreement also contains noncompetition and confidentiality covenants that protect our Company if the executive leaves.
The objectives of the Other NEO employment agreements are as follows:
•The noncompetition covenant protects us by preventing an executive from leaving our Company and immediately joining a competitor, which could result in the executive taking business away from us;
•The confidentiality covenant protects us by preventing an executive from disclosing trade secrets or confidential information regarding our Company or our customers for an extended period after the executive leaves his or her employment with the Company; and
•The change in control severance payment provision benefits us by minimizing the uncertainty and distraction caused by the current climate of bank acquisitions, and by allowing our executive officers to focus on performance by providing transition assistance in the event of a change in control.
The Committee and the Board believe the amount of the severance benefits potentially payable to the Other NEOs under these agreements is reasonable and consistent with industry standards.

The above discussion describes the five primary components of our executive compensation program. The following section describes other guidelines and procedures affecting executive compensation.
Other Guidelines and Procedures Affecting Executive Compensation
Stock Option Grants
While we have not granted stock options in many years, when we approve a stock option grant, we set a date in the future as the measurement date for the exercise price of the stock option. We do not “back-date” stock option grants. We do not have a policy or practice of making stock option grants during periods in which there is material nonpublic information about our Company.
Tax Considerations
It has been and continues to be our intent that all incentive payments be deductible unless maintaining deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in the Company’s best interest. At this time, essentially all compensation we pay to the NEOs is deductible under the federal tax code.
Share Ownership Guidelines for Named Executive Officers
In 2015, the Committee adopted a Stock Ownership and Retention Policy. This Policy required our CEO to own shares of the Company’s common stock with a value of at least two times his annual base salary and for all Other NEOs to own stock with a value equal to their base salaries. In 2019, the Committee increased the CEO’s stock ownership requirement to be at least three times his base salary. NEOs who have not met the ownership requirements within five years of being subject to the Policy (i.e. becoming an NEO) are subject to restrictions on future stock sales until they are in compliance.
Additionally, in 2017, the Committee modified the stock ownership guidelines for Mr. Moore and Mr. Mayer to require them to retain 50% of all shares of common stock they have been granted by the Company until retirement.
Hedging and Pledging Policy
It is the Board of Directors’ position that hedging and pledging transactions with respect to our common stock are inconsistent with shareholder objectives. Hedging transactions compromise the full risks and rewards of owning Company stock, and individuals who participate in such transactions may not be incented to improve the Company’s performance. Certain pledging commitments could also involve a sale of the Company’s stock without the individual’s consent at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities.
Accordingly, the Company has adopted a policy that prohibits:
•Directly or indirectly engaging in hedging or monetization transactions, through transactions in Company stock or through the use of financial instruments designed for such purpose;
•Engaging in short sale transactions of Company stock; and
•Pledging Company stock as collateral for a loan, including through the use of traditional margin accounts with a broker, after the adoption of the Policy.
Consideration of Prior-Year Shareholder Advisory Vote
At the 2023 annual meeting of shareholders, on the proposal approving, on an advisory basis, the compensation paid to our NEOs as disclosed in the proxy statement for that annual meeting, 94% of the votes cast were cast in favor of the proposal (includes “shares abstained” as not being in favor and excludes “broker non-votes” from the percentage calculation). The Committee considered this high level of support as providing confirmation that the shareholders support our compensation policies and decisions for our NEOs, and determined that its approach to the 2024 compensation policies and decisions would remain generally consistent with the approach in 2023.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act. Based on its review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for filing with the SEC.

Submitted by the Compensation Committee.

Mary Clara Capel James C. Crawford, III – Chair Abby J. Donnelly John B. Gould John W. McCauley Carlie C. McLamb, Jr.	Dexter V. Perry J. Randolph Potter O. Temple Sloan, III Frederick L. Taylor, II Virginia C. Thomasson Dennis A. Wicker

Summary Compensation Table
The following table shows the compensation we paid in each of the last three fiscal years to the NEOs:
2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Richard H. Moore	2023	525,000	—	585,000	—	60,000	72,921	1,242,921
Chief Executive Officer of the Company	2022	519,231	—	670,600	—	195,600	61,787	1,447,218
	2021	466,346	100,000	674,320	—	199,320	47,262	1,487,248

Michael G. Mayer	2023	765,385	—	789,225	—	130,490	78,913	1,764,013
President of the Company, Chief	2022	713,462	—	966,969	—	350,719	58,902	2,090,052
Executive Officer of First Bank	2021	616,346	150,000	603,937	—	228,938	45,717	1,644,938

Elizabeth B. Bostian	2023	450,000	25,257	160,256	—	25,256	45,254	706,023
Executive Vice President, Chief Financial	2022	340,000	—	157,563	—	72,563	36,376	606,502
Officer of the Company and First Bank	2021	199,713	—	585,827	—	56,610	28,882	871,032

Gregory A. Currie, Jr.	2023	500,000	—	206,125	—	56,125	48,650	810,900
President of First Bank	2022	375,000	—	273,750	—	161,250	39,155	849,155
	2021	352,885	42,000	646,000	—	54,000	34,556	1,129,441
_______________________________________________________________________
(1)In recognition of the Company’s performance and the executive’s achievements during 2021, Mr. Moore was granted a $100,000 cash bonus, Mr. Mayer was granted a $150,000 cash bonus, and Mr. Currie was granted a $42,000 bonus to be paid half in cash and half in restricted shares of Company stock to vest in one-third increments on December 31, 2022, December 31, 2023 and December 31, 2024. These bonuses were awarded in February 2022 and were in addition to the amounts paid under the non-equity incentive plans. In February 2024, the Committee awarded Ms. Bostian a $50,000 bonus to be paid half in cash and half in restricted shares that will vest in one-third increments on December 31, 2024, December 31, 2025, and December 31, 2026.
(2)The stock awards for 2023 relate to the following:
•50% of the annual incentive award earned by each NEO. See the sections of the Compensation and Discussion Analysis above entitled “Performance Incentive Plan” for Mr. Moore and “Annual Incentive Plan” for the Other NEOs.
•Ownership and retention-based stock grants made on June 27, 2023. See the section of the Compensation and Discussion Analysis above entitled “Equity Grants”.
(3)All amounts in this column were paid pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs. See the Compensation and Discussion Analysis above for further discussion.

(4)The following table shows the components of “All Other Compensation.”

All Other Compensation
Name	Year	Defined Contribution Plan ($)	Club Dues ($)	Dividends on Restricted Stock (1) ($)	Life Insurance (2) ($)	Total ($)
Richard H. Moore	2023	19,800	—	51,134	1,987	72,921
	2022	18,300	—	41,651	1,836	61,787
	2021	17,400	—	28,231	1,631	47,262

Michael G. Mayer	2023	19,800	—	56,087	3,026	78,913
	2022	18,300	—	37,997	2,605	58,902
	2021	17,400	—	25,625	2,692	45,717

Elizabeth B. Bostian	2023	19,800	6,706	18,349	399	45,254
	2022	18,300	3,930	13,873	273	36,376
	2021	17,400	—	11,349	133	28,882

Gregory A. Currie, Jr.	2023	19,800	4,878	23,322	650	48,650
	2022	18,300	3,453	17,402	—	39,155
	2021	17,400	3,165	13,991	—	34,556
_______________________________________________________________________
(1)The amounts in this column represent the amount of cash dividends earned on shares of unvested restricted stock.
(2)The amounts in this column represent the benefit associated with the life insurance provided by the bank-owned life insurance policies discussed in “Benefits” in the Compensation Discussion and Analysis section above.
We have entered into employment agreements with 12 of our officers, including each of the NEOs. Each employment agreement provides for post-termination benefits. See “Potential Payments Upon Termination” below for more information about these potential benefits, and about the non-competition and confidentiality covenants contained in the agreements.
CEO Pay Ratio
The Compensation Committee monitors the relationship between the compensation of our executive officers and of our non-managerial employees. We disclose below the ratio of the pay of our CEO to our median employee (“pay ratio”). To determine the median employee, we considered 1,683 employees, which, except as noted in the following sentence, included all full-time and part-time employees, with the exception of the CEO, as of December 31, 2023. We determined the median employee based on W-2 earnings for 2023. For employees hired during 2023, we converted their earnings to an annualized amount. No full-time equivalent adjustments were made for part-time or temporary employees.
For purposes of determining the pay ratio, the total compensation of our CEO includes all compensation reported in the Summary Compensation Table. The total compensation of the median employee was determined in the same manner as was used for the CEO in the Summary Compensation Table.

Median Annual Total Compensation of All Employees:	$58,484
Total Annual Compensation of CEO:	$1,242,921
Pay Ratio:	21.25
Pay Versus Performance
As noted in the Compensation Discussion & Analysis (“CD&A”), one of the Company’s core principles is that we pay for performance. That means that the majority of the Company’s executive compensation is variable and is closely tied to both individual performance and the financial performance of the Company.

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we are providing the following information regarding executive compensation for our CEO (referred to herein as the “PEO”) and the Other NEOs, and the Company’s performance for the fiscal years listed below.
The following two financial performance measures represent, in the Company’s opinion, the most important financial performance measures used by the Company to link the PEO’s and each Other NEO’s compensation to the Company’s performance. Each of the listed financial measures (collectively, the “Financial Measures”) is either used to determine the value of the Annual Incentive Plan (“AIP”) pool for short-term incentive compensation or the amount of long-term compensation under the long-term incentive plans. More information regarding the performance measures, the actual mix of all measures for each participant in the AIP calculations, our compensation philosophy and objectives, the amount of compensation “at risk” for each of the NEOs and other related information can be found in the CD&A contained earlier in this Proxy Statement.
•Net Income
•Earnings per Share, diluted (“EPS”)
The Company believes that EPS is the most important Financial Measure tied to executive compensation. It is used to determine 50% of the funding pool for the annual AIP and illustrates the Company’s overall performance over the short-term.
Pay Versus Performance Table
The table below provides investors with standardized data on executive compensation in a format prescribed by the SEC and that is intended to be easier to link to company performance than the amounts already disclosed in the Summary Compensation Table (“SCT”) and CD&A. The information below demonstrates the relationship between our NEOs’ compensation and certain measures of our financial performance.

	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs	Value of initial fixed $100 investment based on:		Net income (thousands)	Earnings Per Share – Diluted
					TSR	TSR of peer group
Year	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
2023	$1,242,921	1,305,526	1,093,645	1,147,368	102.20	107.32	104,131	2.54
2022	$1,447,218	1,458,526	1,181,903	1,109,127	115.15	98.38	146,936	4.12
2021	$1,487,248	1,902,979	1,205,843	1,310,533	120.15	118.61	95,644	3.19
2020	$1,119,910	1,134,381	1,032,474	974,607	87.28	87.24	81,477	2.81
(1)The dollar amounts in column 1 are the amounts of total compensation reported for our PEO, Mr. Richard Moore for each corresponding year in the “Total” column of the SCT in each applicable year. Mr. Moore has served as our PEO during 2020, 2021, 2022 and 2023.
(2)The dollar amount reported in column 2 represents the amount of Compensation Actually Paid to our PEO as computed in accordance with Item 402(v) of Regulation S-K (referenced to herein as “CAP”). The following adjustments were made to the Total Compensation as presented in the SCT for each year to determine the CAP.

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Stock Awards (a)	Stock Award Adjustment (b)	Compensation Actually Paid to PEO
2023	$1,242,921	$(585,000)	$647,605	$1,305,526
2022	$1,447,218	$(670,600)	$681,908	$1,458,526
2021	$1,487,248	$(674,320)	$1,090,051	$1,902,979
2020	$1,119,910	$(541,840)	$556,311	$1,134,381
(a)Represents the deduction from the “Average Reported Summary Compensation Table Total for Other NEOs” column for the total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Fair Value of Stock Awards Issued for Current Year and Received in Current Year	Fair Value of Stock Awards Issued in Prior Year and Received in Current Year	Change in Fair Value of Stock Awards Issued in and Received in Prior Years	Total
2023	$624,951	$181,830	$(159,176)	$647,605
2022	$583,052	$186,097	$(87,241)	$681,908
2021	$559,841	$186,446	$343,764	$1,090,051
2020	$564,521	$137,959	$(146,169)	$556,311
(3)The dollar amounts reported in column 3 represent the average of the amounts reported for the Other NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023 and 2022, Michael G. Mayer, Elizabeth B. Bostian, and Gregory A. Currie, Jr.; (ii) for 2021, Michael G. Mayer, Eric P. Credle, Elizabeth B. Bostian, and Gregory A. Currie, Jr.; and (iii) for 2020, Michael G. Mayer and Eric P. Credle.
(4)The dollar amounts reported in column 4 represent the average amount of CAP to the Other NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Other NEOs as a group during the applicable year. As presented in the SCT, the following adjustments were made to the average total compensation for the Other NEOs as a group for each year to determine the CAP:

Year	Average Reported Summary Compensation Table Total for Other NEOs	Average Reported Value of Stock Awards (a)	Average Stock Award Adjustment (b)	Average Reported Change in the Actuarial Present Value of Pension Benefits (c)	Average Compensation Actually Paid to Other NEOs
2023	$1,093,645	$(385,201)	$438,924	$—	$1,147,368
2022	$1,181,903	$(466,094)	$393,318	$—	$1,109,127
2021	$1,205,843	$(278,195)	$382,885	$—	$1,310,533
2020	$1,032,474	$(314,705)	$330,838	$(74,000)	$974,607
(a)Represents the deduction from the “Average Reported Summary Compensation Table Total for Other NEOs” column for the total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Fair Value of Stock Awards Issued for Current Year and Received in Current Year	Fair Value of Stock Awards Issued in Prior Year and Received in Current Year	Change in Fair Value of Stock Awards Issued in and Received in Prior Years	Total
2023	$374,480	$181,152	$(116,708)	$438,924
2022	$332,938	$112,184	$(51,804)	$393,318
2021	$189,254	$69,449	$124,183	$382,885
2020	$284,713	$109,846	$(63,721)	$330,838
(c)Reflects subtraction of the aggregate change in the actuarial present value of Mr. Credle’s accumulated benefits under the pension plan as reported for him in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for prior years. It is not included in this document as Mr. Credle is no longer an NEO.
(5)Cumulative Total Shareholder Return (“TSR”) is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P US BMI Banks Industry Group Index.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)For purposes of our incentive compensation plans, earnings per share - diluted (which we define as “EPS”) is calculated by dividing the Company’s net income available to common shareholders for the applicable year, by the average number of fully diluted common shares outstanding during the year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table above) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Description of Relationship Between PEO and Other NEOs’ CAP and the Company’s TSR and Relationship Between the Company’s TSR and Peer Group TSR
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Other NEOs, and cumulative TSR over the four most recently completed fiscal years for the Company and our peer group. As reflected in the graph, CAP for all NEOs is generally aligned with our cumulative TSR over the period presented.

Compensation Actually Paid vs TSR
Compensation Actually Paid
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Cumulative TSR
(value of initial $100 investment)
$125
$120
$115
$110
$105
$100
$95
$90
$85
$80
$87.24
$87.28
$118.61
$120.15
$115.15
$98.38
$107.32
$102.20
2020
2021
2022
2023
PEO
Average for Other NEOs
Company TSR
Peer Group TSR

Description of Relationship Between PEO and Other NEOs’ CAP and Net Income
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Other NEOs, and our net income during the four most recently completed fiscal years. CAP for our PEO generally aligned with the Company’s net income for 2020, 2022 and 2023, but CAP for our PEO in 2021 appears to be higher relative to the net income in 2021 primarily due to the acquisition of Select Bancorp, Inc. and the associated expenses’ impact on net income in the fourth quarter of that year. CAP for our Other NEOs is impacted by the inclusion of Ms. Bostian and Mr. Currie as NEOs, beginning in 2021 and the removal of Mr. Credle as an NEO in 2022.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
Net Income (millions)
$160
$140
$120
$100
$80
$60
$40
$20
$-
$81.5
$95.6
$146.9
$104.1
2020
2021
2022
2023
PEO
Average for Other NEOs
Net Income

Description of Relationship Between PEO and Other NEOs’ CAP and Earnings Per Share - Diluted
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Other NEOs, and our EPS during the four most recently completed fiscal years. CAP for our PEO and the average of our Other NEOs is generally aligned with the Company’s EPS for 2020, 2022 and 2023, but CAP for our PEO and the average of our Other NEOs in 2021 appears to be higher relative to the EPS in 2021 primarily due to the acquisition of Select Bancorp, Inc. and the associated merger expenses’ impact on EPS.

Compensation Actually Paid vs First Bancorp EPS - Diluted
Compensation Actually Paid
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
Earnings per share - diluted
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
$2.81
$3.19
$4.12
$2.54
2020
2021
2022
2023
PEO
Average for Other NEOs
Earnings per Share - Diluted

Grants of Plan-Based Awards
The amounts shown in the table below relate to (i) the range of possible non-equity and equity payouts in 2024 for 2023 performance under the Performance Incentive Plan for our CEO and the Annual Incentive Plan for Other NEOs and (ii) grants of stock made to each NEO in June 2023 to promote share ownership and management retention.
Under both incentive plans, we pay cash bonuses within the first 75 days following year end based on corporate performance in the preceding fiscal year. Under the Performance Incentive Plan, Mr. Moore’s bonus is payable in an equal mix of cash and restricted stock, while payments under the Annual Incentive Plan can be paid in cash or restricted stock or a mix of the two. In February 2024, the Compensation Committee determined that 15 members of senior management, would be paid their awards in a mix of 50% cash and 50% restricted stock.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard H. Moore	60,000	120,000	240,000	1,507	3,014	6,029	16,886	525,000
Michael G. Mayer	287,020	574,039	861,059	6,829	13,659	20,488	21,188	658,735
Elizabeth B. Bostian	56,250	112,500	168,750	1,413	2,826	4,239	4,342	135,000
Gregory A. Currie, Jr.	125,000	250,000	375,000	3,140	6,280	9,420	4,825	150,000
___________________________________________________________
(1)These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2024 based on 2023 performance pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs. See beginning on page 19 for a discussion regarding the range of these potential payouts and the actual payout for Mr. Moore under the Performance Incentive Plan, and see beginning on page 21 for a discussion regarding the range of potential payouts for the Other NEOs and their payouts under the Annual Incentive Plan.
(2)These amounts represent ranges of the possible performance-based equity grants that could have been made in 2024 based on 2023 performance pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs who were due to receive their payouts in a mix of cash and restricted stock. The number of shares shown is computed by dividing the value of the equity payout, which is the same as the value of the cash payout, by the closing price of the Company’s stock price on March 8, 2024, the date the grants were made. See beginning on page 19 for a discussion regarding the range of these potential payouts and the actual payout for Mr. Moore under his Performance Incentive Plan, and see beginning on page 21 for a discussion regarding the range of potential payouts for the Other NEOs and their actual payouts under the Annual Incentive Plan.
(3)The amounts in this column include the shares of restricted stock that were granted to each NEO on June 27, 2023 in order to promote share ownership and management retention.
(4)These amounts represent the value of the grants in column (3) based on the value of the Company’s common stock on the dates of the grants.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information about the equity awards our NEOs held as of December 31, 2023. The Company did not have any stock options outstanding or that vested in 2023 for NEOs.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard H. Moore	7/27/2021 (1)	12,245	453,187
	1/25/2022 (2)			1,448	53,590
	6/20/2022 (3)	13,610	503,706
	1/24/2023 (4)			3,275	121,208
	6/27/2023 (5)	16,886	624,951

Michael G. Mayer	7/27/2021 (1)	9,667	357,776
	1/25/2022 (2)			1,663	61,548
	6/20/2022 (3)	17,657	653,486
	1/24/2023 (4)			5,873	217,360
	6/27/2023 (5)	21,188	784,168

Elizabeth B. Bostian	7/27/2021 (1)	753	27,869
	12/31/2021 (6)	10,936	404,741
	1/25/2022 (2)			411	15,211
	6/20/2022 (3)	2,435	90,119
	1/24/2023 (4)			1,215	44,967
	6/27/2023 (5)	4,342	160,697

Gregory A. Currie, Jr.	7/27/2021 (1)	1,830	67,728
	12/31/2021 (6)	10,936	404,741
	1/25/2022 (2)			544	20,133
	6/20/2022 (3)	3,223	119,283
	1/24/2023 (4)			2,701	99,964
	6/27/2023 (5)	4,825	178,573
___________________________________________________________
(1)These amounts relate to a grant made in 2021 to promote share ownership and management retention. During 2021, each NEO was granted restricted stock with Mr. Moore receiving restricted stock valued at an amount equal to his annual base salary, Mr. Mayer receiving stock valued at 60% of his annual base salary, Mr. Currie receiving restricted stock valued at 20% of his annual base salary, and Ms. Bostian receiving restricted stock valued at 15% of her annual base salary.
(2)These amounts relate to awards for 2021 performance. Mr. Moore was granted 4,344 shares, Mr. Mayer was granted 4,989 shares, Ms. Bostian was granted 1,233 shares, and Mr. Currie was granted 1,634 shares. The terms for these awards called for vesting to occur in equal one-third increments on December 31, 2022, 2023 and 2024. Thus, one-

third of the total award vested on December 31, 2022, one-third of the total award vested on December 31, 2023 and the remaining amount will vest on December 31, 2024.
(3)These amounts relate to grants made in 2022 to promote share ownership and management retention. In June 2022, each NEO was granted stock with Mr. Moore receiving stock valued at an amount equal to his annual base salary, Mr. Mayer receiving stock valued at 85% of his annual base salary, Ms. Bostian receiving stock valued at 25% of her annual base salary, and Mr. Currie receiving stock valued at 30% of his annual base salary, which resulted in the following grants: Mr. Moore – 13,610 shares, Mr. Mayer – 17,657 shares, Ms. Bostian – 2,435 shares, and Mr. Currie – 3,223 shares. The terms for these awards call for vesting to occur on June 30, 2025.
(4)These amounts relate to awards for 2022 performance. Mr. Moore was granted 4,913 shares, Mr. Mayer was granted 8,810 shares, Ms. Bostian was granted 1,823 shares, and Mr. Currie was granted 4,051 shares. The terms for these awards called for vesting to occur in equal one-third increments on December 31, 2023, 2024 and 2025. Thus, one-third of the total award vested on December 31, 2023, one-third of the total award vested on December 31, 2024 and the remaining amount will vest on December 31, 2025.
(5)These amounts relate to grants made in 2023 to promote share ownership and management retention. In June 2023, each NEO was granted stock with Mr. Moore receiving stock valued at an amount equal to his annual base salary, Mr. Mayer receiving stock valued at 85% of his annual base salary, Ms. Bostian receiving stock valued at 25% of her annual base salary, and Mr. Currie receiving stock valued at 30% of his annual base salaries, which resulted in the following grants: Mr. Moore – 16,886 shares, Mr. Mayer – 21,188 shares, Ms. Bostian – 4,342 shares, and Mr. Currie – 4,825 shares. The terms for these awards call for vesting to occur on June 27, 2026.
(6)As previously discussed, Ms. Bostian and Mr. Currie assumed new responsibilities with the Company in 2021. In order to promote share ownership and management retention and in recognition of their increased responsibilities, Ms. Bostian and Mr. Currie were each granted shares of common stock with a value of $500,000, which resulted in each of them receiving 10,936 shares. These shares will vest on December 31, 2024.
Option Exercises and Stock Vested
The following table shows the number of restricted shares of common stock that vested during 2023 and the value realized on the date of vesting, as determined by the Company’s stock price at the close of business on the date the stock vested. The Company did not have any stock options outstanding or that vested during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Richard H. Moore (1)	21,132	655,505
Michael G. Mayer (2)	19,886	631,542
Elizabeth B. Bostian (3)	2,438	81,264
Gregory A. Currie, Jr. (4)	5,030	165,284
___________________________________________________________
(1)Mr. Moore’s shares of stock that vested in 2023 related to four grants:
•On June 23, 2020 and October 26, 2020, Mr. Moore was granted stock with a value equal to 100% of his annual base salary, which resulted in an award of 16,687 shares of common stock. The shares vested on June 23, 2023 and October 26, 2023, resulting in a value of $655,505 upon vesting with a common stock value of $30.19 and $28.65 respectively.
•On February 2, 2021, Mr. Moore was granted 4,078 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the last third of the total grant, or 1,359 shares, vested on December 31, 2023, when the value of the common stock was $37.01 per share, which resulted in a value realized on vesting of $50,297.
•On January 25, 2022, Mr. Moore was granted 4,344 shares of stock related to 2021 performance, with vesting to occur in equal one-third increments on December 31, 2022, 2023, and 2024. Thus, the second third of the total grant, or 1,448 shares, vested on December 31, 2023, when the value of the common stock was $37.01 per share, which resulted in a value realized on vesting of $53,591.
•On January 24, 2023, Mr. Moore was granted 4,913 shares of stock related to 2022 performance, with vesting to occur in equal one-third increments on December 31, 2023, 2024, and 2025. Thus, the first third of the total grant, or 1,638 shares, vested on December 31, 2023, when the value of the common stock was $37.01 per share, which resulted in a value realized on vesting of $60,622.
(2)Mr. Mayer’s shares of stock that vested in 2023 related to four grants:
•On June 23, 2020 and October 26, 2020, Mr. Mayer was granted stock with a value equal to 85% of his annual base salary, which resulted in an award of 13,767 shares of common stock. The shares vested on June 23, 2023 and October 26, 2023, resulting in a value of $405,078 upon vesting with a common stock value of $30.19 and $28.65 respectively.
•On February 2, 2021, Mr. Mayer was granted 4,557 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the final third of the total grant, or 1,519 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $45,859.
•On January 25, 2022, Mr. Mayer was granted 4,989 shares of stock related to 2021 performance, with vesting to occur in equal one-third increments on December 31, 2022, 2023, and 2024. Thus, the second third of the total grant, or 1,663 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $50,205.97.
•On January 24, 2023, Mr. Mayer was granted 8,810 shares of stock related to 2022 performance, with vesting to occur in equal one-third increments on December 31, 2023, 2024, and 2025. Thus, the first third of the total grant, or 2,937 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $88,668.
(3)Ms. Bostian’s shares of stock that vested in 2023 related to four grants:
•On June 23, 2020 and October 26, 2020, Ms. Bostian was granted stock with a value equal to 15% of her annual base salary, which resulted in an award of 1,182 shares of common stock. The shares vested on June 23, 2023 and October 26, 2023, resulting in a value of $35,685 upon vesting with a common stock value of $30.19 and $28.65 respectively.
•On February 2, 2021, Ms. Bostian was granted 712 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the final third of the total grant, or 237 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $10,276.
•On January 25, 2022, Ms. Bostian was granted 1,233 shares of stock related to 2021 performance, with vesting to occur in equal one-third increments on December 31, 2022, 2023, and 2024. Thus, the second third of the total grant, or 411 shares, vested on December 31, 2022, when the value of the common stock was $43.36 per share, which resulted in a value realized on vesting of $17,821.
•On January 24, 2023, Ms. Bostian was granted 4,913 shares of stock related to 2022 performance, with vesting to occur in equal one-third increments on December 31, 2023, 2024, and 2025. Thus, the first third of the total grant, or 1,638 shares, vested on December 31, 2023, when the value of the common stock was $37.01 per share, which resulted in a value realized on vesting of $7,155.
(4)Mr. Currie’s shares of stock that vested in 2023 related to four grants:
•On June 23, 2020 and October 26, 2020, Mr. Currie was granted stock with a value equal to 20% of his annual base salary, which resulted in an award of 2,752 shares of common stock. The shares vested on June 23, 2023 and October 26, 2023, resulting in a value of $80,975 upon vesting with a common stock value of $30.19 and $28.65 respectively.
•On February 2, 2021, Mr. Currie was granted 1,151 shares of stock related to 2020 performance, with vesting to occur in equal one-third increments on December 31, 2021, 2022, and 2023. Thus, the final third of the total grant, or 383 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $11,563.
•On January 25, 2022, Mr. Currie was granted 1,143 shares of stock related to 2021 performance, with vesting to occur in equal one-third increments on December 31, 2022, 2023, and 2024. Thus, the second third of the total grant, or 545 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $16,454.
•On January 24, 2023, Mr. Currie was granted 4,050 shares of stock related to 2022 performance, with vesting to occur in equal one-third increments on December 31, 2023, 2024, and 2025. Thus, the first third of the total grant, or 1,350 shares, vested on December 31, 2023, when the value of the common stock was $30.19 per share, which resulted in a value realized on vesting of $40,757.
Pension Benefits
Pension Plan
Our tax-qualified pension plan covered all full-time employees hired on or before June 11, 2009 and provided each participant with an annual retirement benefit paid monthly in cash. At normal retirement age of 65, this benefit was equal to the sum of:
(i)0.75% of the participant’s final average compensation multiplied by his/her years of service (up to 40); and
(ii)0.65% of the participant’s final average compensation in excess of “covered compensation” (the average of the Social Security taxable wage base during the 35-year period that ends with the year the participant reaches Social Security retirement age), multiplied by years of service (up to 35).
“Final average compensation” means the average of the participant’s highest consecutive five years of compensation during his or her last 10 years of employment. For purposes of this plan, “compensation” generally means base salary plus bonuses. However, the federal tax code limits the amount of compensation we can take into account for purposes of the pension plan, and that amount has been taken into account in the amounts provided.
Each participant became fully vested in his or her plan benefits after five years of service. Early retirement, with reduced monthly benefits, was available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provided a death benefit to a vested participant’s surviving spouse.
As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust. Effective December 31, 2012, the Compensation Committee froze the benefits payable under the pension plan. In July 2023, the Pension Plan was terminated. None of the NEOs are participants in the Pension Plan due to their hire dates.
SERP
The SERP was established for the benefit of our senior management. The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at normal retirement age of 65, payable monthly in cash, equal to 3% of final average compensation multiplied by years of service (up to a maximum of 20 years). For purposes of the SERP, “final average compensation” has the same meaning as under our pension plan. The amount of a participant’s SERP benefit is reduced by (i) the amount payable under our qualified pension plan, and (ii) 50% of the participant’s primary social security benefit.
Effective December 31, 2012, the Compensation Committee froze the benefits payable under the SERP, which means that participants in the SERP do not earn future benefits under the plan after that date. The SERP included a retention feature that penalized participants for leaving the company prior to age 65 by reducing their earned benefit in a graduated manner that resulted in a lower penalty for each year of continued service. For the purposes of this feature, all participants were assumed to have been terminated from the Company on December 31, 2018.
None of the NEOs are participants in the SERP due to their hire dates.
Nonqualified Deferred Compensation
The Company offers a nonqualified deferred compensation plan to approximately 15 members of its senior management, under which the participant can elect to contribute, on a tax-deferred basis, a portion of their salary and/or cash bonus into the plan. The plan allows the participant to invest the funds into a variety of mutual fund options. The plan allows for matching or discretionary contributions to be made by the Company, but none have been made. Distributions from the plan are based upon various options preselected by the participant in accordance with IRS 409A requirements.
In February 2018, the Compensation Committee approved a $1 million retention and retirement payment that was paid into a deferred compensation plan for Mr. Mayer. Mr. Mayer is able to invest the funds in a variety of investment options and assumes the risk of the investment. The amount in the plan will vest at 100% in February 2023. The amount also vests upon death or disability or termination within two years after a change in control. Additionally, in January 2022, the Committee approved a $500,000 retention and retirement payment that was paid into a deferred compensation plan for Mr. Mayer. He is able to invest the funds in a variety of investment options and assumes the risk of investment. The amount in this plan, and any earnings thereon, will vest 25% per year over four years. None of the earnings in the table below are included in the Summary Compensation Table, as they are not above-market or preferential. Neither are any of the contributions in the table below included in the Summary Compensation Table because they did not vest in 2022.

	Executive Contributions in 2023	Registrant Contributions in 2023	Aggregate Earnings in 2023	Aggregate Withdrawals/Distributions	Aggregate Balance at December 31, 2023
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Richard H. Moore	—	—	—	—	—
Michael G. Mayer (1)	80,079	—	23,196	—	1,652,695
Michael G. Mayer (2)		—	80,237	—	507,713
Elizabeth B. Bostian	—	—	—	—	—
Gregory A. Currie, Jr.	—	—	—	—	—
___________________________________________________________
(1)Relates to pretax salary and/or cash bonuses deferred into the plan by the participant described in the first paragraph above.
(2)Relates to the retention and retirement benefit for Mr. Mayer described in the second paragraph above. Of the aggregate balance in column (f), the Company contributed $1,500,000 and the remaining balance is comprised of earnings and Mr. Mayer's contributions.
Potential Payments Upon Termination or Change in Control
This section contains information about arrangements that provide for compensation to our NEOs in connection with their termination. Actual circumstances resulting in the departure of an NEO cannot be predicted and may differ from the assumptions used in the information outlined below.
Employment Agreements
We are party to an employment agreement with each of our NEOs. The following is a summary of the significant terms of those employment agreements.
Term
The term for each of these agreements is one year, and they automatically renew for an additional one-year period on each anniversary date.
Termination Without Cause
Under each of the employment agreements, if we terminate the executive without cause, we must pay the executive a lump sum payment based on his or her salary, as follows:
Mr. Moore – An amount equal to the greater of the remainder of the agreement term or three months.
Mr. Mayer –Under his employment agreement that became effective on February 1, 2022, we must pay an amount equal to one times his base salary plus the value of any accrued paid time off.
Ms. Bostian and Mr. Currie – Lump sum payment equal to one time their respective base salaries plus the value of any accrued paid time off.
The definition of “cause,” as provided in the agreement for Mr. Moore’s agreement, generally means:
•Gross negligence or willful misconduct,

•Refusal to comply with policies, procedures, practices or directions, after notice and opportunity to cure within 15 days after such notice,
•Commission of an act of dishonesty or moral turpitude,
•Commission of a felony, or
•Breach of the agreement.
The definition of “cause,” as provided in the agreements for Mr. Mayer, Ms. Bostian and Mr. Currie generally means:
•Continued failure to perform their duties, other than such failure resulting from a disability (as defined in the agreements), after notice and opportunity to cure within 30 days after such notice,
•Willfully engaging in illegal conduct (other than misdemeanor traffic and similar violations) or gross misconduct,
•A willful and material act of personal dishonesty
•Continued insubordination with respect to directives of the CEO after receipt of a written warning from the CEO with respect thereto, or
•A willful act by the executive that constitutes a material breach of fiduciary duty to the Company.
Termination Due to Long-Term Disability
Pursuant to these employment agreements, we have also agreed to pay a lump sum payment and provide other benefits if employment ends due to a long-term disability, as follows:
Mr. Moore - A lump sum payment equal to three months of base salary.
Mr. Mayer, Ms. Bostian and Mr. Currie – A lump sum in the amount of the value of any accrued paid time off, and Mr. Mayer is also be entitled to receive all benefits under any of the Company’s welfare benefit plans, and the Company must pay his COBRA premiums for the lesser of (i) one year following the date of termination or (ii) the date in which he enrolls in a group health plan offered by another employer that provides substantially similar coverage.
Termination Following a Change in Control
Each employment agreement provides for severance payments to the executive if we terminate his or her employment within 12 months after a change in control without cause or if the executive terminates employment for “good reason” within 12 months after a change in control.
The definition of “change in control” under each NEOs’ respective employment agreement is as follows:
In Mr. Moore’s agreement, “control” is defined as the power, either directly or indirectly, to direct our management or policies or to vote 40% or more of any class of our securities. In general, any change in control of our Company triggers the change in control provisions of this employment agreements. However, the agreement expressly excludes as a “change in control” any merger, consolidation or reorganization following which the owners of our capital stock who were previously entitled to vote in the election of our directors own 61% or more of the resulting entity’s voting stock.
The agreements for Mr. Mayer, Ms. Bostian and Mr. Currie provide that a change in control is deemed to have occurred if any of the three following events occurs:
Change in Effective Control - A person or group, as defined in the agreements, acquires (or has acquired during the preceding 12 months) 30% or more of the total voting power of the outstanding stock of the Company or a majority of the members of the Board is replaced during any 12-month period by directors whose election is not endorsed by a majority of the members of such Board prior to such election.
Change of Asset Ownership – A person or group acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

Change of Ownership – A person or group acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; provided that such person or group did not previously own 50% or more of the value or voting power of the outstanding stock of the Company.
The definition of “good reason” under each NEO’s respective employment agreement includes the following:
•A material diminution in authority, duties, or responsibilities of such executive immediately prior to the change-in-control;
•A material change in geographic location at which the executive must perform services; or
•Any other action or inaction that constitutes a material breach of the agreement.
In addition to the above definitions of “good reason,” the employment agreements for Ms. Bostian, Mr. Currie, and Mr. Mayer also include the following as a “good reason”: a change in the executive offices of the Company assigned to the executive.
In order for the executive to be able to terminate for good reason, the executive first must provide notice to the Company of the condition within 30 days of the initial existence of such condition, with no remedy to the condition being provided by the Company within 30 days of such notice.
For Mr. Moore, the amount of the severance payment is 2.99 times his base salary, and in addition the Company will reimburse Mr. Moore for the costs he incurs to participate in the health plan of a previous employer for 12 months. Under each of the Other NEO’s agreements, the amount of the severance payment is equal to 2.99 times the officer’s base salary as of the date of the change in control. Additionally, under each of the Other NEO’s agreements, we would reimburse his or her COBRA health care premiums until the earliest of: (i) the 12-month anniversary of the last date of employment with the Company, (ii) the date the executive is no longer eligible to participate in COBRA coverage, or (iii) the date on which the executive becomes eligible to receive substantially similar coverage from another employer.
The following table shows the lump sum cash severance amounts we would have owed our NEOs under their employment agreements if they had terminated employment on December 31, 2023 under various circumstances.

Name	Nature of Payment	Involuntary Termination for Cause or Voluntary Termination by Employee ($)	Involuntary Termination Without Cause ($) (1)	Termination due to Long-Term Disability ($) (2)	Change In Control ($) (3)
Richard H. Moore	Severance - Cash	—	355,092	131,250	1,583,910
Michael G. Mayer	Severance - Cash	—	775,000	76,236	2,323,934
Elizabeth B. Bostian	Severance - Cash	—	467,000	33,236	1,361,736
Gregory A. Currie	Severance - Cash	—	512,981	29,217	1,511,236
___________________________________________________________
(1)For Mr. Moore, this amount is equal to 1/12 of his base salary as of December 31, 2023 multiplied by the greater of (i) the number of months remaining in his/her employment agreement term, or (ii) six months. Mr. Moore’s amount also includes the estimated health care cost reimbursement that the Company must pay him for that same time period, which is in accordance with the terms of his employment agreement. For Mr. Mayer, Ms. Bostian and Mr. Currie, the amount in this column is equal to one times their base salary plus the value of their accrued paid time off.
(2)For Mr. Moore, the amount in this column is equal to three months of base salary. For Mr. Mayer, the amount is equal to six months of his base salary because that number of months is greater than the number of months remaining in his employment agreement as of December 31, 2022. For Mr. Mayer, Ms. Bostian, and Mr. Currie, the amount is equal to the value of their unused time off as of December 31, 2023 plus 12 months of COBRA premiums.
(3)The amount shown is equal to 2.99 times the executive’s annual base salary plus health care reimbursements for Mr. Moore and COBRA premiums for the Other NEOs for 12 months.

Our 2014 Equity Plan and the SERP have change in control provisions that, under certain circumstances, automatically vest all participants in the benefits of each plan in the event of a change in control of our Company. See “Outstanding Equity Awards at Fiscal Year End” for information about the equity awards that our NEOs held as of the end of 2023 that would be subject to accelerated vesting upon a change in control.
Mr. Mayer’s retirement and retention benefit that was contributed to a nonqualified deferred compensation plan has a change in control provision that provides for vesting in the event of Mr. Mayer’s termination within two years after a change in control of our Company or upon death or disability. See “Nonqualified Deferred Compensation” for more information about this arrangement.
The employment agreements also contain noncompetition, non-solicitation and confidentiality covenants by the executives. The non-competition and non-solicitation covenants prohibit each officer from:
•engaging, directly or indirectly, in any competing activity or business within a restricted territory for a certain period of time after leaving our Company, which we call the restricted period;
•soliciting or recruiting any of our employees during the restricted period; and
•making sales contacts with or soliciting any of our customers for any products or services that we offer, in either case within the restricted territory during the restricted period.
For Mr. Moore, the restricted period is six months irrespective of the circumstances of termination and the restricted territory includes (i) the area having a 60-mile radius around the Company’s headquarters, (ii) any city, metropolitan area, county, or state in which Mr. Moore’s substantial services were provided, for which Mr. Moore had substantial responsibility, or in which Mr. Moore worked on Company projects, while employed by the Company, or (iii) any city, metropolitan area, county or state in which the Company is located or does or, during Mr. Moore’s employment with Company, did business.
For Mr. Mayer, Ms. Bostian, and Mr. Currie, the restricted period is 12 months in the event of a termination for cause, executive’s voluntary termination or termination following a change in control; and the restricted territory is the area having a 25-mile radius of the location of any branch of First Bank for Mr. Currie and Mr. Mayer, and North Carolina for Ms. Bostian.
The confidentiality covenants contained in each employment agreement prohibit the executive from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a defined term thereafter. The term of these covenants is 15 years after termination for Mr. Moore, and 10 years for Mr. Mayer, Ms. Bostian, and Mr. Currie.
Clawback Policy and Amendments to Employment Agreements
In October 2023, the Audit Committee adopted, and the Board ratified, the Company’s Excess Incentive-Based Compensation Recovery Policy (the “Clawback Policy”) in compliance with the final clawback rules adopted by the SEC and the listing standards, as set forth in NASDAQ Listing Rule 5608 (the “Final Clawback Rules”). The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in SEC Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement to correct a material error, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from the Covered Officers erroneously awarded compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement to correct a material error. In November 2023, the Company entered into a First Amendment to Employment and Change of Control Agreement with each of its named executive officers.

COMPENSATION OF DIRECTORS
The Board of Directors establishes compensation for directors based primarily on consultation with an outside consultant, who assists the Board in evaluating whether its members are receiving fair compensation for the services they perform. This evaluation is based primarily on a comparison to other financial institutions of a similar size.
At a Compensation Committee meeting held in 2017, the Committee reviewed peer data for director compensation prepared by Pearl Meyer for the same 20 financial institutions that were used at the time for NEO compensation comparison purposes. As a result of the analysis, the Committee set board fees, as follows, which remained unchanged until October 2022, when the Committee increased board fees for 2023:
•Each non-employee director received a base director fee of $37,500 in cash annually. In addition to the base fee, the Lead Independent Director and the Chair of the Audit Committee are paid $12,000 annually.
•Non-employee directors of the Company also participate in the 2014 Equity Plan. In June of each year, each non-employee director of the Company is expected to receive a grant of shares of common stock with a value of approximately $37,500.
•No additional fees are paid to directors for attending Board or Committee meetings.
The following table sets forth compensation we paid to our directors in 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mary Clara Capel	37,500	37,500	—	—	—	75,000
James C. Crawford, III	49,500	37,500	—	—	—	87,000
Suzanne S. DeFerie	49,500	37,500	—	—	—	87,000
Abby J. Donnelly	37,500	37,500	—	—	—	75,000
Mason Y. Garrett	37,500	37,500	—	—	—	75,000
John B. Gould	37,500	37,500	—	—	—	75,000
John W. McCauley	37,500	37,500	—	—	—	75,000
Carlie C. McLamb, Jr.	37,500	37,500	—	—	—	75,000
Dexter V. Perry	37,500	37,500	—	—	—	75,000
J. Randolph Potter	37,500	37,500	—	—	—	75,000
O. Temple Sloan, III	37,500	37,500	—	—	—	75,000
Frederick L. Taylor II	37,500	37,500	—	—	—	75,000
Virginia C. Thomasson	37,500	37,500	—	—	—	75,000
Dennis A. Wicker	37,500	37,500	—	—	—	75,000
___________________________________________________________
(1)On June 1, 2023, each non-employee director was granted 1,221 shares of common stock. The grant date fair value of each share of stock was $30.69.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee during 2023 were Ms. Capel, Mr. Crawford III (Chair), Ms. DeFerie, Ms. Donnelly, Mr. Gould, Mr. McCauley, Mr. McLamb, Mr. Perry, Mr. Potter, Mr. Sloan, Mr. Taylor II, Ms. Thomasson, and Mr. Wicker. Ms. DeFerie was an employee of the Company until 2019. None of the other members has ever been an officer or employee of the Company. There are no Compensation Committee interlocks, as described in applicable SEC rules and regulations.
CERTAIN TRANSACTIONS
Under the rules of the SEC, public companies such as the Company are required to disclose certain “related party transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a director, executive officer, or owner of more than 5% of our common stock has a direct or indirect material interest. In addition to the rules and regulations of the SEC, the Company and First Bank are subject to Federal Reserve Board Regulation O, which governs extensions of credit by First Bank to any executive officer, director or principal shareholder of the Company or First Bank. The Company has established processes for reviewing and approving extensions of credit and other related party transactions. Related party transactions are approved by the Board of Directors, and the related person does not participate in the deliberations or cast a vote. The Audit Committee also reviews all related party transactions and determines whether to ratify or approve such transactions.
The Company collects information about related party transactions from its officers and directors through annual questionnaires and when transactions or proposed transactions are reported throughout the year. Each director and officer agrees to abide by our Code of Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company (including First Bank) and an officer or director must be reported and must be approved by the Audit Committee or the Board if and when appropriate. The Code of Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee and the Board review and make determinations about related party transactions or other conflicts of interest as they arise. In addition, the Audit Committee conducts an annual review of all related party transactions early in each fiscal year, after director and officer questionnaires have been received from management and the Board.
Certain of the directors, nominees, officers and principal shareholders (and their affiliates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. Except as discussed in the next sentence, all loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and executive officers of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2023, the aggregate principal amount of loans outstanding to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons, or loans in which such persons had a material interest, was approximately $64 million. No reportable loans of this type are on nonaccrual status or are otherwise impaired.
DELINQUENT SECTION 16(A) REPORTS
Under the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of the Company’s common stock, are required to report their ownership of those shares and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 2023. Based upon a review of such reports and representations from the Company’s directors and executive officers, the Company believes that all such reports were filed on a timely basis in 2023.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT AUDITORS
The Audit Committee has approved the selection of the firm BDO USA, LLP (“BDO”) to serve as the independent auditors for 2024. Action by the shareholders is not required by law for the appointment of our independent auditors, but their appointment is submitted by the Board of Directors for ratification in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may nevertheless direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the selection of BDO as the Company's independent auditors is rejected by shareholders, then the Audit Committee will reconsider its choice of independent auditors. The Board of Directors recommends that the shareholders vote for the proposal to ratify the selection of the Company’s independent auditors.
Representatives of BDO are expected to be present at the Annual Meeting. The representatives will be available to respond to appropriate questions and will be given an opportunity to make any statement if they desire to do so.
AUDIT COMMITTEE REPORT
Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors, which were BDO for 2023, are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America and for attesting to the Company’s control over financial reporting. The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee has reviewed and discussed with management and BDO the audited consolidated financial statements as of and for the year ended December 31, 2023. The Audit Committee also discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 16, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented. In addition, the Audit Committee has received from BDO the written disclosures and letter required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and discussed with such firm its independence from the Company and its management. The Audit Committee also has considered whether BDO’s provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by BDO in the table below.
The following table summarized the fees for professional audit service provided by BDO for the audits of the Company’s annual financial statements for the years ended December 31, 2023 and 2022, as well as the fees billed for other services rendered by BDO during these periods.

	2023	2022
Audit Fees (1)	$924,741	$789,928
Audit-Related Fees (2)	133,303	111,940
Tax Fees	—	—
Total Fees	$1,058,044	$901,868
___________________________________________________________
(1)Audit fees includes fees and expenses for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404), quarterly reviews of the interim consolidated financial statements, and incremental costs associated with the Company’s acquisition of GrandSouth.
(2)Audit-related fees consisted of the audit of the Company’s employee benefit plans and for procedures performed related to our audit of supplementary financial and compliance information required by the Department of Housing and Urban Development’s (“HUD”) Uniform Financial Reporting Standards for HUD Housing Programs to maintain First Bank’s FHA approved supervised mortgagee status and the consent procedures for the S-3 registration statement that was filed with the SEC.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Board of Directors has determined that each of Ms. Thomasson and Ms. DeFerie is an “audit committee financial expert” within the meaning of SEC rules and regulations.
The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About – Investor Relations – Corporate Governance.”
RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mary Clara Capel James C. Crawford, III Suzanne DeFerie - Chair Abby J. Donnelly John B. Gould John W. McCauley	Carlie C. McLamb, Jr. Dexter V. Perry J. Randolph Potter O. Temple Sloan, III Frederick L. Taylor, II Virginia C. Thomasson
The affirmative vote of the holders of a majority of shares of common stock represented and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 3 – ADVISORY VOTE APPROVING “SAY ON PAY” PROPOSAL
The SEC regulations adopted under the Dodd-Frank Act require the Company to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.
A description of the compensation paid to our NEOs is included in the “Compensation Discussion and Analysis” section above and the tabular disclosures regarding NEO compensation (together with the accompanying narrative disclosure) contained in this Proxy Statement.
We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our NEOs are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.
This proposal, commonly known as a “Say on Pay,” gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs, policies and procedures through the following resolution:
“Resolved, that the shareholders approve the overall executive compensation programs, policies and procedures employed by First Bancorp, as described in the “Compensation Discussion and Analysis” section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) contained in the Proxy Statement provided to the shareholders of First Bancorp dated March 20, 2024.”
Because your vote is advisory, it will not be binding upon the Company. However, the Compensation Committee and Board may take into account the outcome of the vote when considering future executive compensation arrangements.
The affirmative vote of the holders of a majority of shares of common stock represented and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 4 – APPROVAL OF THE FIRST BANCORP 2024 EQUITY PLAN

The Board is submitting to the shareholders, for their approval, an equity-based incentive plan that is for the benefit of the Company’s employees and directors, entitled the “First Bancorp 2024 Equity Plan” (“2024 Equity Plan”). Under the terms of the Company’s current equity plan, the “First Bancorp 2014 Equity Plan” (“2014 Equity Plan”), no equity grants may be made after May 8, 2024. The Board of Directors believes that the 2014 Equity Plan has been an important means of attracting, retaining and motivating key employees and directors. Accordingly, the Board believes that it is in the best interest of the Company to adopt a new plan that will operate similarly to the current plan.

The 2024 Equity Plan was approved by the Compensation Committee (the “Committee”) and adopted by the Board on March 8, 2024 and will become effective on the date it is approved by the shareholders. Because it is anticipated that the Company’s directors and officers will receive awards under the 2024 Equity Plan, directors and officers are deemed to have an interest in approval of the plan. The following is a summary of the material terms of the 2024 Equity Plan. This summary is qualified in its entirety by the complete terms of the 2024 Equity Plan, which is attached hereto as Appendix A.

General

The purpose of the 2024 Equity Plan is to provide us with a means of providing employees and directors of the Company and its subsidiaries the benefits of ownership of our common stock. The 2024 Equity Plan is designed to help us attract and retain personnel of superior ability, to reward employees and directors for past services and to motivate these individuals through added incentives to further contribute to our future growth and success.

Under the 2024 Equity Plan, stock options, stock appreciation rights, shares of restricted stock, restricted performance stock, unrestricted common stock or performance units, or a combination of any such awards (collectively, “Awards”), may be granted from time to time to employees or directors of the Company or its subsidiaries, all generally in the discretion of the Committee or the Board. Each Award under the 2024 Equity Plan will be evidenced by a separate written agreement that sets forth the terms and conditions of the Award.

We intend that stock options or other grants of Awards under the 2024 Equity Plan to persons subject to Section 16 of the Exchange Act will satisfy the requirements of Rule 16b-3 under the Exchange Act.

We have reserved two million shares of common stock for issuance under the 2024 Equity Plan, subject to adjustment to protect against dilution in the event of certain changes in capitalization of the Company described below under “― Adjustments.” Shares of common stock subject to an Award that for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid will not be counted against the total number of shares reserved for issuance under the 2024 Equity Plan; but any shares subject to an Award that are tendered or withheld to pay the exercise price of any Award or the tax withholding obligation with respect to any Award will be deemed delivered under the 2024 Equity Plan and will count against the total share reserve.

Administration

The 2024 Equity Plan will be administered by the Committee. As required by its charter, the Committee consists solely of independent directors as defined by the rules of the NASDAQ. Under the 2024 Equity Plan, except for grants of awards to Company directors, which the Board of Directors must grant, the Board or the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards. The Board or the Committee also will have discretion to interpret the 2024 Equity Plan and the Awards granted under the 2024 Equity Plan and to make other determinations necessary or advisable for the administration of the 2024 Equity Plan.

Awards That May Be Granted

Under the 2024 Equity Plan, the Committee may grant or award eligible participants stock options, stock appreciation rights (or “SARs”), shares of restricted stock, restricted performance stock, unrestricted common stock or performance units. These grants and awards are referred to herein as the “Awards.” All Awards must be granted or awarded on or before May 2, 2034.

Options. Options generally permit the holder thereof the ability to purchase a stated number of shares of the Company’s common stock at the exercise price set on the date of the grant. The exercise price of any option may not be less than 100% of the fair market value of the Company’s common stock as quoted by NASDAQ on the date of grant. Options granted under the 2024 Equity Plan may be either incentive stock options (“ISO”) for eligible employees or nonqualified stock options (“NSO”) for eligible employees and directors. The Committee will determine the expiration date of each option granted; provided, however, that the term of any ISO shall not exceed ten (10) years after the date the ISO is awarded. In the Committee’s discretion, it may also specify the period or periods of time within which each option will first become exercisable and/or assign performance goals that must be attained in order for the participant to have a fully exercisable option.

Stock Appreciation Rights. A stock appreciation right will generally entitle the holder thereof to a payment equal to the amount the fair market value of common stock exceeds the exercise price of the stock appreciation right, multiplied by the number of stock appreciation rights surrendered. The Committee in its discretion will determine whether payment in connection with a stock appreciation right will be in the form of cash or common stock or a combination thereof. To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a share of common stock exceeds the exercise price, unless prior to such day the holder instructs the Chief Financial Officer or Secretary of the Company, or the Committee in writing.

Restricted Stock. Restricted stock generally consists of shares of common stock that at the time of award are subject to restrictions or limitations as to the participant’s ability to sell, transfer, pledge or assign such shares. Shares of restricted stock may vest (separately or in combination), and all or a portion of the applicable restrictions may lapse, from time to time over one or more restricted periods, based on such factors as continued employment, the passage of time, the attainment of performance goals or other measures as the Committee determines.

Unrestricted Stock Awards. The Committee may make awards of unrestricted common stock to employees on such terms and conditions as the Committee may prescribe.

Performance Units. The Committee may award performance units to eligible employees under the 2024 Equity Plan. If the applicable performance goals set by the Committee are satisfied, participants will be entitled to receive payment of the performance units in an amount equal to the designated value of each performance unit awarded, times the number of such performance units so earned. Payment in settlement of earned performance units shall be made in cash, in shares of unrestricted common stock or any combination thereof. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

Transferability of Awards

Except as otherwise provided by the Committee or the Board, and with respect to any ISOs, subject to such limitations on the transferability of ISOs as imposed by the Internal Revenue Code, Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the participant other than by will or the laws of descent and distribution. The designation of a beneficiary for an Award shall not constitute the transfer of an Award. All rights with respect to an Award shall be available during the participant’s lifetime only to the participant or the participant’s personal representative.

Performance Goals

The Committee may choose from one or more of the following performance goals: (i) earnings per share (actual or targeted growth); (ii) net income (before or after taxes); (iii) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (iv) economic profit or economic value added; (v) operating profit, EBIT or EBITDA; (vi) efficiency ratio; (vii) assets per employee; (viii) stock price (including, but not limited to, growth measures and total shareholder return); (ix) noninterest income compared to total income ratio; (x) expense targets; (xi) operating efficiency; (xii) credit quality measures; (xiii) customer satisfaction measures; (xiv) loan growth (in total or in specified categories); (xv) deposit growth (in total or in specified categories); (xvi) noninterest income growth; (xvii) net interest margin or net interest spread; (xviii) fee income; (xix) referral goals; (xx) operating expense; or (xxi) such other performance criteria as the Committee deems appropriate. These performance goals may be applied solely with reference to the Company and/or any subsidiary or relatively between the Company and/or any subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual participants or to groups of participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any subsidiary, (ii) any combination of the Company and its subsidiaries or (iii) any combination of business units or divisions of the Company and its subsidiaries.

The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of performance goals. The Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (i) asset impairments and write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary or non-recurring items as described in ASC Topic 225, formerly known as Accounting Principles Board Opinion No. 30, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the applicable period. If applicable, the Committee will make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on common stock but which is affected by an event having an effect similar to those described above.

Termination of Participant

The following is a listing of several circumstances that may incur involving the termination of a participant from employment and the ramifications of each on Awards.

If an employee terminates his employment voluntarily for reasons other than death, disability or retirement, all unvested Awards will expire. The employee will have three months following termination to exercise any exercisable stock options or SARs.

If an employee terminates his employment due to death or disability, all unvested Awards will become fully vested and exercisable. In this circumstance, the employee or their beneficiary will generally have one year to exercise any unexercised vested Awards.

If an employee is terminated for cause, all options and SARs, whether vested or not, shall expire. Any unvested restricted stock Awards will also be forfeited.

If an employee retires, all unvested Awards will expire. The employee will generally have one year to exercise any unexercised vested Awards.

In general, performance units will terminate if the employee’s employment terminates at any time during the performance period.

Change in Control

A change in control shall be deemed to have occurred on:

(i) the date on which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

(ii) the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

Generally, a change in control will have the following impact on Awards:
i)    If the Company is not the surviving corporation and the acquiror does not assume the Award or substitute equivalent equity awards in the acquiror, the Award will become immediately and fully exercisable. Any performance-based goals will be deemed to have been met at the targeted level of performance;

ii)    If the Company is the surviving corporation, or the acquiror assumes the Awards or substitutes equivalent awards, then the Awards or such substitutes will remain outstanding and governed by their respective terms;

iii)    If the participant terminates without cause within 24 months following a change in control and has Awards that are not yet fully exercisable because the Company was the surviving corporation or the acquiror assumed the Awards, those Awards will become immediately and fully exercisable. Any performance based goals will be deemed to have been met at the targeted level of performance.

iv)    If the participant is terminated for cause within 24 months following a change in control and has Awards that are not yet fully exercisable because the Company was the surviving corporation or the acquiror assumed the Awards, all options and SARs, whether vested or not, shall expire. Any unvested restricted stock awards and performance units will also be forfeited.

Adjustments

In case of any reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, split-up, spin-off, sale of assets or subsidiaries, liquidation, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares or other consideration subject to the Plan, and the number and kind of shares or other consideration and the option price per share in order to preserve and prevent the undue dilution or enlargement of the value of the Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Such actions may include, without limitation: (i) adjustment of the number and kind of shares or other consideration which may be delivered under the 2024 Equity Plan; (ii) adjustment of the number and kind of shares or other consideration subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable (which may include replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment). In the case of an Award with an exercise price, the amount of such payment may be the excess of value of the common stock subject to the Award at the time of the transaction over the exercise price.

Limitations

There is no maximum number of persons eligible to receive Awards under the 2024 Equity Plan. The maximum number of shares of common stock that may be issued subject to ISOs is two million. The maximum number of shares of common stock subject to restricted stock, unrestricted Company stock and performance units, to the extent they are denominated in shares, may not exceed 50,000 shares of common stock to any single employee in any one fiscal year, or alternatively to the extent that performance units are denominated in cash, the maximum amount of performance units awarded to any single employee in any one fiscal year may not exceed $1,000,0000. All of these limitations are subject to the adjustments described under “—Adjustments” above.

Option Repricing Prohibited

Except as described above under “—Adjustments,” the 2024 Equity Plan expressly prohibits the repricing of options, whether by reducing their exercise price, canceling outstanding options and regranting options with an exercise price lower than the exercise price of the cancelled option, or by any other action that has the effect of repricing an option within the meaning of applicable NASDAQ rules.

Awards Subject to Clawback

By accepting an Award under the 2024 Equity Plan, each participant expressly acknowledges and agrees that any and all Awards, and any incentive-based compensation, or any other compensation, awarded or paid to any participant pursuant to 2024 Equity Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, including, but not limited to, the Dodd-Frank Act and implementing rules and regulations of that Act, will be subject to such deductions, recovery and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Termination and Amendment of the 2024 Equity Plan

Unless sooner terminated, the 2024 Equity Plan will be unlimited in duration, and in the event of termination of the 2024 Equity Plan, will remain in effect as long as any Awards are outstanding; provided, that no Awards may be made under the 2024 Equity Plan after May 2, 2034. The Board may at any time alter, suspend, terminate or discontinue the 2024 Equity Plan. However, no such amendment may, without shareholder approval, (i) except as provided above under “—Adjustments,” increase the number of shares of common stock which may be issued under the 2024 Equity Plan, or the specific limits on the amounts of particular Awards (or underlying shares of common stock represented by such Awards) as described above under “—Limitations,” (ii) expand the types of Awards available to participants under the 2024 Equity Plan, (iii) materially expand the class of employees eligible to participate in the 2024 Equity Plan, (iv) materially change the method of determining the exercise price of options; (v) delete or limit the restrictions on repricing of options; (vi) extend the termination date of the 2024 Equity Plan or (vii) be made to the extent that shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the common stock is listed or traded.

The Committee may amend, modify, cancel or waive any of the conditions or rights under any Award, prospectively or retrospectively, in any manner to the extent that the Committee would have had the authority under the 2024 Equity Plan initially to award such options, SARs, restricted stock, or performance units as so modified or amended, including without limitation, to change the date or dates as of which such options or SARs may be exercised, to remove the restrictions on shares of restricted stock, or to modify the manner in which performance units are determined and paid; provided, however, that except as expressly provided in the Plan, in no event may an Award vest less than one (1) year following the date of such Award’s grant. Except as otherwise provided in the 2024 Equity Plan, no such suspension, amendment, modification or termination of the 2024 Equity Plan or any portion thereof or any amendment, modification, cancellation or waiver of any of the conditions or rights under any Award may materially adversely alter or impair any outstanding Award without the consent of the affected participant; provided, that no such change to the 2024 Equity Plan or any Award that results solely from a change in tax consequences with respect to an Award, nor the exercise of the discretion of the Board or the Committee, as described under above “—Change in Control,” “—Adjustments,” or “—Awards Subject to Clawback” may be deemed to materially and adversely alter or impair any outstanding Award or the rights of any participant. Notwithstanding the foregoing, the 2024 Equity Plan and any Award Agreements may be amended without any additional consideration to affected participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

Federal Income Taxes

General. The following is a brief description of the Federal income tax consequences to the participants and the Company of the issuance and exercise of stock options under the 2024 Equity Plan, as well as the grant of restricted stock, stock awards and performance units. All ordinary income recognized by a participant with respect to Awards under the 2024 Equity Plan shall be subject to both wage withholding and employment taxes. The deduction allowed to the Company for the ordinary income recognized by a participant with respect to an Award under the 2024 Equity Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses of the Company.

Stock Options. The grant of an option under the 2024 Equity Plan is not a taxable event; the recipient of the Option does not recognize income for federal income tax purposes, and the Company does not get a tax deduction.

Incentive stock options, or ISOs, are designed to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. If the employee observes certain rules applicable to the exercise of the ISOs and the sale of the shares thereafter, then the exercise of the ISO does not result in the recognition of taxable income, and the Company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an ISO are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In addition, under certain circumstances the difference between the fair market value of shares subject to an ISO and the exercise price for such shares is an adjustment to income for purposes of the alternative minimum tax (AMT) under the Internal Revenue Code.

Nonqualified stock options, or NSOs, cannot qualify for incentive stock option treatment. When the holder of a NSO exercises the option, the individual will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the Company will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights. At the time any part of the SARs are exercised, the Participant will be treated as having received ordinary income equal to the fair market value of the SARs that were exercised, whether such stock appreciation rights are settled in cash or by delivery of shares of common stock. In the year a SAR is exercised, the Company would be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the Participant receives, and the Participant will report as ordinary income the value of the SAR.

Restricted Stock. If a participant receiving a grant of restricted stock under the 2024 Equity Plan makes an election with respect to such shares under Section 83(b) of the Internal Revenue Code not later than 30 days after the date the shares are transferred to the participant pursuant to such grant, the participant will recognize ordinary income at the time of receipt of such restricted stock in an amount equal to the excess of the fair market value of the shares of common stock as of the date of receipt (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse) over the price paid (if any) for such restricted stock. In the absence of such an election, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock as of the date the restrictions lapse over the price paid (if any) for such stock. At the first to occur of the election or the lapsing of the restrictions, the Company will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant. The participant’s holding period for the shares of common stock acquired will commence upon the first to occur of the date the participant makes an election under Section 83(b) of the Internal Revenue Code or on the date that the restrictions lapse, and the tax basis of the shares will be the greater of their fair market value on that date or the price paid for the shares (if any).

If an election is made under Section 83(b) of the Internal Revenue Code, dividends received on shares of restricted stock will be treated as dividends. If a participant does not make an election under Section 83(b) of the Internal Revenue Code, dividends received on the shares of restricted stock prior to the date that such restrictions lapse will be treated as additional compensation and not as dividend income for Federal income tax purposes.

If (i) an election is made under Section 83(b) of the Internal Revenue Code and (ii) before the restrictions on the shares lapse, the shares which are subject to such election are forfeited to or reacquired by the Company then (A) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such election, and (B) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Company would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

Stock Awards. At the time a stock award is granted, the participant will be treated as having received ordinary income equal to the fair market value of the shares of common stock acquired. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant received. The participant’s holding period for the shares of common stock acquired will commence on the date of grant, and the tax basis of the shares will be their fair market value at that time.

Performance Units. At the time performance units are earned, the participant will be treated as having received ordinary income equal to the fair market value of the shares of common stock subject to such performance units, whether such performance units are settled in cash or by delivery of shares of common stock. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives. The participant’s holding period for the shares of common stock acquired (if any) will commence on the date of grant of such shares, and the tax basis of such shares will be their fair market value at that time.

Plan Benefits Table

The Company cannot determine the number of equity awards to be granted to any employees of the Company during 2024. If this proposal is approved, it is expected that the Company’s non-employee directors will each receive shares of common stock with a value on the date of issuance equal to $37,500 per director. Based on the closing price of the common stock on March 8, 2024 of approximately $35.26, this would result in the 14 non-employee directors receiving on an aggregate of 1,064 shares in June 2024.

No awards have been made under the 2024 Equity Plan, and, other than the expected awards to non-employee directors described above, the Company cannot currently determine the number of awards that will be granted to any person in 2024.

The above and other descriptions of Federal income tax consequences are necessarily general in nature and do not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Such descriptions may not be used to avoid any Federal tax penalty, and are provided on the basis and with the intent that such descriptions may not be used to avoid any federal tax penalty. Such descriptions are written to support this Proxy Statement. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Finally, the consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

The affirmative vote of the holders of a majority of shares of common stock represented and voting at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

SHAREHOLDER PROPOSALS FOR 2025 MEETING
Shareholders may submit proposals appropriate for shareholder action at the Company’s 2025 annual meeting of shareholders consistent with the regulations of the SEC. For proposals to be considered for inclusion in the proxy statement for the 2024 annual meeting, they must be received by the Company no later than November 24, 2024. Such proposals should be directed to First Bancorp, Attn. Elizabeth Bostian, Executive Vice President, Chief Financial Officer and General Counsel, 300 SW Broad Street, Southern Pines, North Carolina 28387.
The Bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at an annual meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The Chair of the meeting has the authority to make such determinations. To be timely, written notice of other business to be brought before any annual meeting must be received by the Secretary of the Company not less than 60 days before the first anniversary of the mailing date of the Company’s proxy statement in connection with the last annual meeting. The notice of any shareholder proposal must set forth the various information required under the Bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Corporate Secretary of the Company at the Company’s address noted above.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting. If other matters properly come before the Annual Meeting, the enclosed proxy will be deemed to confer discretionary authority to the Proxy Holders therein to vote the shares represented by such proxy as to any such matters.
By Order of the Board of Directors,
Elizabeth B. Bostian
Executive Vice President, Chief Financial Officer

March 20, 2024

SCAN TO
VIEW MATERIALS & VOTE

FIRST BANCORP
ATTN: PETER A. SEITZ, EVP AND CORPORATE SECRETARY
300 SW BROAD STREET
SOUTHERN PINES, NC 28387

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 1, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37262-P07198-Z87079

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST BANCORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mary Clara Capel
02) James C. Crawford, III
03) Suzanne S. DeFerie
04) Abby J. Donnelly
05) Mason Y. Garrett
06) John B. Gould
07) Michael G. Mayer
08) John W. McCauley
09) Carlie C. McLamb, Jr.
10) Richard H. Moore
11) Dexter V. Perry
12) J. Randolph Potter
13) O. Temple Sloan, III
14) Frederick L. Taylor, II
15) Dennis A. Wicker

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full entity name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V37263-P07198-Z87079

REVOCABLE PROXY
FIRST BANCORP
Annual Meeting of Shareholders
May 2, 2024 1:30 PM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard H. Moore and Elizabeth B. Bostian, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 8, 2024, at the Annual Meeting of Shareholders to be held on May 2, 2024, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all nominees listed in PROPOSAL 1, "FOR" PROPOSAL 2, PROPOSAL 3, "FOR", and PROPOSAL 4, "FOR". If, at or before the time of the meeting, any of the nominees listed has become unavailable, "FOR" any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

Continued and to be signed on reverse side

Your **Vote** Counts!

FIRST BANCORP

2024 Annual Meeting
Vote by May 1, 2024
11:59 PM ET

FIRST BANCORP
ATTN: PETER A. SEITZ, EVP AND CORPORATE SECRETARY
300 SW BROAD STREET
SOUTHERN PINES, NC 28387

V37293-P07198-Z87079

You invested in FIRST BANCORP and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 2, 2024.**

Get informed before you vote

View the Notice, Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 18, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

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Vote in Person at the Meeting*

May 2, 2024
1:30 PM ET

First Bancorp Headquarters (Limited Capacity)
300 SW Broad Street
Southern Pines, NC 28387

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Mary Clara Capel 02) James C. Crawford, III 03) Suzanne S. DeFerie 04) Abby J. Donnelly 05) Mason Y. Garrett 06) John B. Gould 07) Michael G. Mayer 08) John W. McCauley 09) Carlie C. McLamb, Jr. 10) Richard H. Moore 11) Dexter V. Perry 12) J. Randolph Potter 13) O. Temple Sloan, III 14) Frederick L. Taylor, II 15) Dennis A. Wicker	For
2.	To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2024.	For
3.	To approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the accompanying proxy statement ("Say on Pay").	For
4.	To approve the 2024 Equity Plan.	For

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

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V37294-P07198-Z87079